     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                         GEORGIA GULF CORPORATION
                          (Exact Name of Registrant as Specified in Its Charter)
             DELAWARE                              2821                             58-1563799
 (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)            Identification Number)
                                      GEORGIA GULF LAKE CHARLES, LLC
                          (Exact Name of Registrant as Specified in its Charter)
             DELAWARE                              2869                             06-1559251
 (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)            Identification Number)
                                   GEORGIA GULF CHEMICALS & VINYLS, LLC
                          (Exact Name of Registrant as Specified in its Charter)
             DELAWARE                              2821                             06-1559253
 (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)            Identification Number)
                                       NORTH AMERICA PLASTICS, LLC
                          (Exact Name of Registrant as Specified in its Charter)
             DELAWARE                              3087                             58-2463774
 (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)            Identification Number)
                                    GG TERMINAL MANAGEMENT CORPORATION
                          (Exact Name of Registrant as Specified in its Charter)
             DELAWARE                              5169                             58-1874434
 (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)            Identification Number)
                                    GREAT RIVER OIL & GAS CORPORATION
                          (Exact Name of Registrant as Specified in its Charter)
             DELAWARE                              1311                             72-0895452
 (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)            Identification Number)

                    400 PERIMETER CENTER TERRACE, SUITE 595
                             ATLANTA, GEORGIA 30346
                                 (770) 395-4500
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)
                       ----------------------------------

                             JOEL I. BEERMAN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                            GEORGIA GULF CORPORATION
                    400 PERIMETER CENTER TERRACE, SUITE 595
                     ATLANTA, GEORGIA 30346/(770) 395-4523
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                   COPIES TO:
                              LISA A. STATER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                             ATLANTA, GEORGIA 30308
                                 (404) 521-3939

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-----------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-----------------
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED            PER UNIT               PRICE                 FEE
10 3/8% Senior Subordinated Notes Due 2007...   $200,000,000 (1)          100%(2)          $200,000,000(2)          $52,800
Subsidiary Guarantees of 10 3/8% Senior
  Subordinated Notes Due 2007................          --                   --                   --                   (3)

(1) Represents the maximum principal amount at maturity of 10 3/8% Senior Subordinated Notes due 2007 that may be issued pursuant to the exchange offer described in this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the subsidiary guarantees of the notes.
                       ----------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED APRIL 7, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. GEORGIA GULF MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND GEORGIA GULF IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                  $200,000,000

                               OFFER TO EXCHANGE
           ALL OUTSTANDING 10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                 FOR 10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF
                            GEORGIA GULF CORPORATION
                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                      NEW YORK CITY TIME, ON       , 2000.

                            ------------------------

The exchange notes:

    - The terms of the exchange notes to be issued are substantially identical to the outstanding notes that Georgia Gulf issued on November 12, 1999, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes that will not apply to the exchange notes.

    - Interest on the exchange notes accrues at the rate of 10 3/8% per year, payable in cash every six months on May 1 and November 1, with the first payment on May 1, 2000.

    - The exchange notes are unsecured and will be subordinated to all of our existing and future senior debt. The exchange notes will rank equally with any senior subordinated debt we incur in the future and senior to any future subordinated debt.

    - If we fail to make payments on the notes, our subsidiary guarantors must make them instead. All of our existing and future domestic restricted subsidiaries, other than our receivables subsidiary, and each foreign subsidiary that guarantees or incurs obligations under our senior credit facility will be guaranteeing our payments on the exchange notes. These guarantees will be senior subordinated obligations of those subsidiary guarantors.

Material terms of the exchange offer:

    - The exchange offer expires at 5:00 p.m., New York City time, on       ,
      2000, unless extended.

    - The exchange offer is subject to conditions, which we may waive.

    - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of notes that are registered under the Securities Act of 1933.

    - You may withdraw your tender of outstanding notes at any time before the expiration of the exchange offer.

    - Georgia Gulf will not receive any cash proceeds from the exchange offer.

                            ------------------------

    PLEASE CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS
                                  PROSPECTUS.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                  The date of this prospectus is       , 2000.

                      REFERENCES TO ADDITIONAL INFORMATION

    THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT GEORGIA GULF THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. YOU MAY OBTAIN, WITHOUT CHARGE, DOCUMENTS THAT ARE FILED BY GEORGIA GULF WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BY REQUESTING THE DOCUMENTS, IN WRITING OR BY TELEPHONE, FROM THE COMMISSION OR FROM:

       GEORGIA GULF CORPORATION
       400 PERIMETER CENTER TERRACE, SUITE 595
       ATLANTA, GEORGIA 30346
       ATTENTION: INVESTOR RELATIONS
       TELEPHONE: (770) 395-4587

    IF YOU WOULD LIKE TO REQUEST COPIES OF THESE DOCUMENTS, PLEASE DO SO BY
            , 2000 IN ORDER TO RECEIVE THEM BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. SEE "WHERE YOU CAN GET MORE INFORMATION."

                               TABLE OF CONTENTS

SUMMARY.....................................................      1
RISK FACTORS................................................      9
  Risk Factors Relating to Georgia Gulf.....................      9
  Risk Factors Relating to the Notes........................     13
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........     18
USE OF PROCEEDS.............................................     18
THE EXCHANGE OFFER..........................................     19
  Purpose and Effect of the Exchange Offer..................     19
  Resale of the Exchange Notes..............................     19
  Terms of the Exchange Offer...............................     20
  Expiration Date; Extensions; Amendments...................     21
  Conditions................................................     22
  Procedures for Tendering..................................     22
  Book-Entry Transfer.......................................     24
  Guaranteed Delivery Procedures............................     25
  Withdrawal of Tenders.....................................     25
  Termination of Registration Rights........................     26
  Exchange Agent............................................     26
  Fees and Expenses.........................................     26
  Consequences of Failure to Exchange.......................     27
  Accounting Treatment......................................     27
DESCRIPTION OF THE NOTES....................................     28
  General...................................................     28
  Optional Redemption.......................................     29
  Ranking and Subordination.................................     30
  Subsidiary Guarantees.....................................     32
  Change of Control.........................................     32
  Specified Covenants.......................................     35
  Events of Default.........................................     47
  Amendments and Waivers....................................     50
  Defeasance................................................     51
  No Personal Liability of Directors, Officers, Employees
    and Stockholders........................................     52
  Concerning the Trustee....................................     52
  Governing Law.............................................     52
  Definitions...............................................     52
PRINCIPAL UNITED STATES FEDERAL TAX CONSIDERATIONS TO
  NON-U.S. HOLDERS..........................................     74
BOOK-ENTRY; DELIVERY AND FORM...............................     77
PLAN OF DISTRIBUTION........................................     78
LEGAL MATTERS...............................................     79
INDEPENDENT PUBLIC ACOUNTANTS...............................     79
WHERE YOU CAN FIND MORE INFORMATION.........................     80

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS BASIC INFORMATION ABOUT GEORGIA GULF AND THE EXCHANGE OFFER, BUT IT DOES NOT CONTAIN ALL INFORMATION IMPORTANT TO YOU. YOU SHOULD READ THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. UNLESS WE INDICATE OTHERWISE OR THE CONTEXT OTHERWISE REQUIRES, "GEORGIA GULF", "WE", "US" OR "OUR" REFER TO GEORGIA GULF CORPORATION AND OUR SUBSIDIARIES.

GEORGIA GULF

    We are a leading North American manufacturer and international marketer of two highly integrated product lines, chlorovinyls and aromatics. In our chlorovinyls business, we are:

    - the third largest North American producer of vinyl chloride monomer, or VCM;

    - the fourth largest North American producer of polyvinyl chloride, or PVC, resins; and

    - the second largest North American producer of PVC compounds.

In our aromatics business, we are:

    - one of the two largest North American producers of cumene; and

    - a leading North American producer and marketer of phenol.

    Our manufacturing processes also generate caustic soda and acetone. The primary products we sell include PVC resins, PVC compounds and caustic soda in our chlorovinyls business and phenol and acetone in our aromatics business. These products are used globally in a wide variety of end-use applications, including construction and renovation, engineered plastics, pulp and paper production, chemical intermediates, pharmaceuticals and consumer products. Our integration provides us with the flexibility to shift our product sales mix towards those products that are experiencing relatively more favorable market conditions. We believe our vertical integration, world scale facilities, operating efficiencies, facility locations and the productivity of our employees provide us with a competitive cost position in our primary markets.

    On November 12, 1999, we completed the purchase of substantially all the assets and working capital of the vinyls business of CONDEA Vista Company. The outstanding notes were issued in connection with this acquisition. Assets acquired in the purchase include:

    - one VCM facility with annual capacity of 950 million pounds;

    - 50% ownership of PHH Monomers, L.L.C., a joint venture that operates a VCM facility with capacity to produce 1.15 billion pounds of VCM annually, which entitles us to one-half of the production capacity, or 575 million pounds;

    - two PVC resin facilities with combined capacity of 1.5 billion pounds annually; and

    - three PVC compound facilities with annual combined capacity of 265 million pounds.

    Additionally, we entered into a long-term supply contract with CONDEA Vista for the supply of ethylene and assumed a chlorine supply contract with PPG Industries, Inc., our joint venture partner in PHH Monomers, for the acquired VCM facilities.

    On May 11, 1998, we acquired North American Plastics, Inc., a manufacturer of flexible PVC compounds with two manufacturing locations in Mississippi having a combined annual production capacity of 190 million pounds.

    Our principal executive offices are located at 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346. Our telephone number is (770) 395-4500.

DISCONTINUATION OF METHANOL OPERATION

    The methanol market continues to suffer from overcapacity and low-cost imports as significant increases in global supply have created an imbalance between supply and demand. As a result, several domestic methanol producers, including us, idled their methanol plants. We had ceased operating our methanol plant in December 1998. During 1999, we met our existing contractual obligations to supply methanol to our customers by purchasing imported methanol. Although the shutdown of several methanol plants resulted in a supply contraction and an increase in spot prices during the first half of 1999, several new overseas methanol plants that were scheduled to start-up later in 1999 added further pressure on sales prices in the future. As a result of these trends, in September 1999, we announced that we would exit the methanol business entirely at the end of 1999. As a result, we incurred a charge against earnings of $7.6 million, net of tax benefits, during the third quarter of 1999 to write-off certain methanol assets and to accrue losses related to our methanol buy and resale program through the end of the year.

USE OF PROCEEDS

    We will not receive any cash proceeds from the exchange offer.

THE EXCHANGE OFFER

The Exchange Offer........................  We are offering to exchange $200,000,000 in principal amount of our 10 3/8% senior subordinated notes due
                                            2007, which have been registered under the federal
                                            securities laws, for $200,000,000 principal amount of
                                            our outstanding unregistered 10 3/8% senior subordinated
                                            notes due 2007 that we issued on November 12, 1999 in a
                                            private offering. You have the right to exchange your
                                            outstanding notes for exchange notes with substantially
                                            identical terms, except that transfer restrictions,
                                            registration rights, and liquidated damages provisions
                                            currently relating to the outstanding notes do not apply
                                            to the exchange notes.

                                            In order for your outstanding notes to be exchanged, you
                                            must properly tender them before the expiration of the
                                            exchange offer. All outstanding notes that are validly
                                            tendered and not validly withdrawn will be exchanged. We
                                            will issue the exchange notes on or promptly after the
                                            expiration of the exchange offer.

Registration Rights Agreement.............  We sold the outstanding notes on November 12, 1999 to
                                            Chase Securities Inc. At that time, we signed a
                                            registration rights agreement with Chase Securities Inc.
                                            that requires us to conduct this exchange offer.

                                            This exchange offer is intended to satisfy those rights
                                            set forth in the registration rights agreement. After
                                            the exchange offer is complete, you will no longer be
                                            entitled to registration rights with respect to
                                            outstanding notes that you do not exchange.

If You Do Not Exchange Your Outstanding
  Notes...................................  If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue
                                            to be subject to

                                            the restrictions on transfer provided in the outstanding
                                            notes and the indenture governing those notes. In
                                            general, you may not offer or sell your outstanding
                                            notes unless they are registered under the federal
                                            securities laws or sold in a transaction exempt from, or
                                            not subject to, the registration requirements of federal
                                            and applicable state securities laws.

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York
                                            City time, on             , 2000 unless we decide to
                                            extend the expiration date. See "The Exchange
                                            Offer--Expiration Date; Extensions; Amendments."

Conditions to the Exchange Offer..........  The exchange offer is subject to conditions that we may waive. The exchange offer is not conditioned upon any
                                            minimum amount of outstanding notes being tendered for
                                            exchange. See "The Exchange Offer--Conditions."

                                            We reserve the right, subject to applicable law, at any
                                            time and from time to time:

                                                - to delay the acceptance of the outstanding notes;

                                                - to terminate the exchange offer if specified
                                                conditions have not been satisfied;

                                                - to extend the expiration date of the exchange
                                                offer and retain all tendered outstanding notes,
                                                  subject to the right of tendering holders to
                                                  withdraw their tender of outstanding notes; and

                                                - to waive any condition or otherwise amend the
                                                terms of the exchange offer in any respect.

                                            See "The Exchange Offer--Expiration Date; Extensions;
                                            Amendments."

Procedures for Tendering
  Outstanding Notes.......................  If you wish to tender your outstanding notes for exchange, you must:

                                                - complete and sign the enclosed letter of
                                                transmittal by following the related instructions;
                                                  and

                                                - send the letter of transmittal and any other
                                                required documents, as directed in the instructions,
                                                  to the exchange agent, either (1) with the
                                                  outstanding notes to be tendered or (2) in
                                                  compliance with the specified procedures for
                                                  guaranteed delivery of the outstanding notes.

                                            Brokers, dealers, commercial banks, trust companies and
                                            other nominees may also effect tenders by book-entry
                                            transfer.

                                            Please do not send your letter of transmittal or
                                            certificates representing your outstanding notes to
                                            Georgia Gulf. Those documents should only be sent to the
                                            exchange agent. Questions regarding how to tender and
                                            requests for information should be directed to the
                                            exchange agent. See "The Exchange Offer--Exchange
                                            Agent."

Special Procedures for Beneficial
  Owners..................................  If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or
                                            other nominee, we urge you to contact that person
                                            promptly if you wish to tender your outstanding notes in
                                            the exchange offer. See "The Exchange Offer--Procedures
                                            for Tendering."

Withdrawal Rights.........................  You may withdraw your tender of outstanding notes at any time before the expiration date of the exchange offer by
                                            delivering a written notice of your withdrawal to the
                                            exchange agent. You must also follow the withdrawal
                                            procedures that are described under "The Exchange
                                            Offer--Withdrawal of Tenders."

Resales of Exchange Notes.................  We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in
                                            the exchange offer without compliance with the
                                            registration and prospectus delivery provisions of the
                                            federal securities laws, provided that:

                                                - you are acquiring the exchange notes in the
                                                ordinary course of business;

                                                - you are not participating, and have no arrangement
                                                or understanding with any person to participate, in
                                                  the distribution of the exchange notes; and

                                                - you are not an affiliate of Georgia Gulf. An
                                                affiliate of Georgia Gulf is a person that "controls
                                                  or is controlled by or is under common control
                                                  with" Georgia Gulf.

                                            Our belief is based on interpretations by the Staff of
                                            the Securities and Exchange Commission, as set forth in
                                            no-action letters issued to third parties unrelated to
                                            us. The Staff has not considered this exchange offer in
                                            the context of a no-action letter, and we cannot assure
                                            you that the Staff would make a similar determination
                                            with respect to this exchange offer.

                                            If our belief is not accurate and you transfer an
                                            exchange note without delivering a prospectus meeting
                                            the requirements of the federal securities laws or
                                            without an exemption from these laws, you may incur
                                            liability under the federal securities laws. We do not
                                            and will not assume, or indemnify you against, this
                                            liability.

                                            Each broker-dealer that receives exchange notes for its
                                            own account in exchange for outstanding notes that were
                                            acquired by that broker-dealer as a result of
                                            market-making or other trading activities must agree to
                                            deliver a prospectus meeting the requirements of the
                                            federal securities laws in connection with any resale of
                                            the exchange notes. See "The Exchange Offer--Resale of
                                            the Exchange Notes."

Exchange Agent............................  The exchange agent for this exchange offer is SunTrust
                                            Bank. The address, telephone number and facsimile number
                                            of the exchange agent are listed in "The Exchange
                                            Offer--Exchange Agent" and in the letter of transmittal.

    See "The Exchange Offer" for more detailed information about the exchange offer.

THE EXCHANGE NOTES

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THE EXCHANGE NOTES AND IS NOT INTENDED TO BE COMPLETE. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE EXCHANGE NOTES, PLEASE REFER TO THE SECTION OF THIS DOCUMENT ENTITLED "DESCRIPTION OF THE NOTES." REFERENCES TO "GEORGIA GULF", "US", "WE" AND "OUR" IN THIS SECTION OF THE SUMMARY REFER ONLY TO GEORGIA GULF CORPORATION AND DO NOT INCLUDE OUR SUBSIDIARIES.

Issuer....................................  Georgia Gulf Corporation.

Exchange Notes............................  $200,000,000 in principal amount of 10 3/8% senior subordinated notes due 2007.

Maturity Date.............................  November 1, 2007.

Sinking Fund..............................  None.

Interest..................................  Annual rate: 10.375%.
                                            Payment frequency: every six months on May 1 and
                                            November 1.
                                            First payment: May 1, 2000.

Optional Redemption.......................  On or after November 1, 2003, we may redeem some or all of the notes, including both the outstanding notes and
                                            exchange notes, at the redemption prices listed in the
                                            section entitled "Description of the Notes--Optional
                                            Redemption." We may not redeem the notes before November
                                            1, 2003, except that at any time on or before
                                            November 1, 2002, we may redeem up to $70 million of the
                                            notes with the proceeds of offerings of common equity at
                                            a redemption price equal to 110.375%, together with
                                            accrued and unpaid interest, so long as $130 million of
                                            the notes remain outstanding after each permitted
                                            redemption made with equity proceeds.

Change of Control.........................  Upon the occurrence of a change of control, you will have the right to require us to repurchase all or a
                                            portion of your exchange notes at a price equal to 101%
                                            of the principal amount, together with any accrued and
                                            unpaid interest to the date of purchase.

Guarantees................................  The exchange notes are or will be guaranteed by each of our existing and future domestic restricted
                                            subsidiaries, other than our receivables subsidiary, and
                                            each foreign subsidiary that guarantees or incurs
                                            obligations under our senior credit facility. As of the
                                            date of this prospectus, our subsidiary guarantors are
                                            Georgia Gulf Chemicals & Vinyls, LLC, Georgia Gulf Lake
                                            Charles, LLC, North America Plastics, LLC, Great River
                                            Oil & Gas Corporation and GG Terminal Management
                                            Corporation. The exchange notes and the guarantees are
                                            unsecured senior subordinated debt.

Ranking...................................  The exchange notes are subordinated in right of payment to all of our existing and future senior indebtedness,
                                            including our obligations in respect of our senior
                                            credit facility. The guarantees of the exchange notes
                                            are subordinated in right of payment to all existing and
                                            future senior indebtedness of the subsidiary guarantors,
                                            including any borrowings by subsidiaries and guarantees
                                            by those subsidiaries under our senior credit facility.
                                            The exchange notes rank equally in right of payment with
                                            all of our future senior subordinated debt and senior to
                                            all of our other future subordinated debt. The
                                            guarantees of the notes rank equally in right of payment
                                            with all senior subordinated debt and senior to all
                                            subordinated debt of the subsidiary guarantors.

                                            At December 31, 1999, we had about $133.2 million of
                                            outstanding debt that ranked senior to the notes, which
                                            includes $125.4 million as to which our subsidiaries are
                                            co-obligors but excludes $87.0 million available to us
                                            and our subsidiaries under our senior credit facility or
                                            our guarantees of our subsidiaries' borrowings under our
                                            senior credit facility, and no outstanding debt that
                                            ranked equally or would be subordinated to the notes. At
                                            December 31, 1999, our subsidiary guarantors had about
                                            $563.4 million of guarantor senior debt to which their
                                            guarantees as to the notes are subordinated, which
                                            includes $125.4 million as to which we are a co-obligor
                                            and $438.0 million borrowed by the subsidiary guarantors
                                            under the senior credit facility, and no outstanding
                                            debt that ranked equally or would be subordinated to
                                            their guarantees of the notes.

                                            The indenture relating to the notes permits us and our
                                            subsidiaries to incur a significant amount of additional
                                            senior debt.

Specified Covenants.......................  The indenture governing the exchange notes contains covenants that, among other things, limit our ability
                                            and the ability of our subsidiaries to:

                                                -  borrow money;

                                                - pay dividends on stock, redeem stock or redeem
                                                  subordinated debt;

                                                -  make investments;

                                                - use assets as security in other transactions;

                                                -  sell assets;

                                                - sell capital stock of subsidiaries;

                                                - guarantee other indebtedness;

                                                - enter into agreements that restrict dividends from
                                                  subsidiaries;

                                                -  merge or consolidate;

                                                - incur debt that is junior to our senior debt but
                                                senior to the exchange notes;

                                                - enter into transactions with affiliates; and

                                                - enter different lines of business.

Use of Proceeds...........................  We will not receive any cash proceeds in the exchange offer from the issuance of the exchange notes.

    See "Description of the Notes" for more detailed information about the notes, including the outstanding notes and the exchange notes.

RISK FACTORS

    You should read the "Risk Factors" section beginning on page 9 of this prospectus, as well as other cautionary statements included in or incorporated by reference into this prospectus, to ensure that you understand the risks associated with the exchange notes.

SUMMARY FINANCIAL INFORMATION

    The following table shows our summary historical consolidated financial data. The data for each of the three years in the period ended December 31, 1999 are derived from our consolidated financial statements, which have been audited by Arthur Andersen LLP, independent public accountants. The data for each year in the two year period ended December 31, 1996 are derived from our consolidated financial statements, which have been restated to reflect the discontinuance of the methanol business and have not been audited.

    The data presented below is only a summary and should be read in conjunction with our historical financial statements contained in reports filed with the Commission. See "Where You Can Get More Information."

                                                                            YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                1995       1996       1997       1998       1999
                                                              --------   --------   --------   --------   --------
                                                                                ($ IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................   $976.7     $829.4     $871.4     $825.3     $857.8
Cost of sales (1)...........................................    660.2      666.2      710.1      652.3      714.2
Selling, general and administrative expenses................     48.1       41.3       45.4       42.5       40.8
                                                               ------     ------     ------     ------     ------
Operating income............................................    268.4      121.9      115.9      130.5      102.8
Gain on sale of assets (2)..................................       --         --        8.6         --         --
Loss on interest rate hedge agreement (3)...................       --         --         --        9.5         --
Interest expense (net) (4)..................................     24.9       20.8       24.7       30.8       34.9
Provision for income taxes..................................     93.7       38.4       37.8       33.6       24.8
                                                               ------     ------     ------     ------     ------
Income from continuing operations...........................   $149.9     $ 62.7     $ 62.0     $ 56.6     $ 43.1
                                                               ======     ======     ======     ======     ======
Diluted earnings per share from continuing operations.......   $ 3.80     $ 1.73     $ 1.83     $ 1.78     $ 1.38

Dividends per common share..................................     0.32       0.32       0.32       0.32       0.32

OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges..........................      9.0x       4.3x       3.9x       3.1x       2.5x

                                                                               AS OF DECEMBER 31,
                                                              ----------------------------------------------------
                                                                1995       1996       1997       1998       1999
                                                              --------   --------   --------   --------   --------
                                                                                ($ IN MILLIONS)
BALANCE SHEET DATA:
Working capital.............................................   $ 72.5     $ 48.5     $ 54.3     $ 61.7    $   95.6
Property, plant and equipment, net..........................    296.2      379.1      396.7      388.2       671.6
Total assets................................................    498.9      575.8      601.6      665.6     1,098.0
Total debt..................................................    292.4      395.6      393.0      459.5       771.2
Stockholders' equity (deficit)..............................     50.6       18.6       35.6       28.9        57.2

------------------------------

(1) Cost of sales includes lease expense related to the co-generation facility operating agreement of $2.9 million for 1997, $11.3 million for 1998 and $9.9 million for 1999.

(2) In July 1997 Georgia Gulf completed the sale of specified oil and gas properties representing substantially all of the assets of Great River
    Oil & Gas Corporation, a subsidiary of Georgia Gulf. Net proceeds from this sale were $16.5 million, on which Georgia Gulf recorded a pretax gain of $8.6 million ($5.3 million, net of income taxes). Historically, the operating results for this subsidiary have not been material to the financial statements of Georgia Gulf.

(3) During the third quarter of 1998, Georgia Gulf incurred other expenses of $9.5 million ($6.0 million net of taxes) related to the termination of an interest rate hedge agreement.

(4) Interest capitalized was $1.6 million during 1995, $4.8 million during 1996, $2.8 million during 1997, $0.7 million during 1998, and $0.9 million during 1999.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION INCLUDED IN AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE EXCHANGE NOTES.

RISK FACTORS RELATING TO GEORGIA GULF

THE CHEMICAL INDUSTRY IS CYCLICAL AND VOLATILE, WHICH AFFECTS OUR PROFITABILITY AND COULD ADVERSELY AFFECT THE VALUE OF THE NOTES.

    - OUR INDUSTRY EXPERIENCES ALTERNATING PERIODS OF TIGHT SUPPLY AND OVERCAPACITY.

    Our historical operating results reflect the cyclical and volatile nature of the chemical industry. Historically, periods of tight supply have resulted in increased prices and profit margins and have been followed by periods of substantial capacity addition, resulting in oversupply and declining prices and profit margins. As a result of changes in demand for our products, our earnings fluctuate significantly, not only from year to year but also from quarter to quarter. Capacity expansions or the announcements of these expansions have generally led to a decline in the pricing of some of our products in the affected product line. We cannot assure you that future growth in product demand will be sufficient to utilize any additional capacity.

    - RAW MATERIAL COSTS AND OTHER EXTERNAL FACTORS BEYOND OUR CONTROL CAN CAUSE WIDE FLUCTUATIONS IN OUR MARGINS.

    The cost of our raw materials and other costs may not correlate with changes in the prices we receive for our products, either in the direction of the price change or in absolute magnitude. Raw materials costs represent a substantial part of our manufacturing costs. Most of the raw materials we use are commodities, and the price of each can fluctuate widely for a variety of reasons, including changes in availability because of major capacity additions or significant facility operating problems. Other external factors beyond our control can cause volatility in raw material prices, demand for our products, product prices, sales volumes and margins. These factors include general economic conditions, the level of business activity in the industries that use our products, competitors' actions, international events and circumstances, and governmental regulation in the United States and abroad. These factors can also magnify the impact of economic cycles on our business. A number of our products are highly dependent on markets that are particularly cyclical, such as the construction, paper and pulp, and automotive markets.

    - THE CYCLICALITY AND VOLATILITY OF THE CHEMICAL INDUSTRY AFFECTS OUR CAPACITY UTILIZATION AND CAUSES FLUCTUATIONS IN OUR RESULTS OF OPERATIONS.

    The operating rates at our facilities will impact the comparison of period-to-period results. Different facilities may have differing operating rates from period to period depending on many factors, such as feedstock costs, transportation costs, and supply and demand for the product produced at the facility during that period. As a result, individual facilities may be operated below or above rated capacities in any period. We may idle a facility for an extended period of time because an oversupply of a certain product or a lack of demand for that product makes production uneconomical. The expenses of the shut-down and restart of facilities may adversely affect quarterly results when these events occur. In addition, a temporary shut-down may become permanent, resulting in a write-down or write-off of the related assets.

THE CHEMICAL INDUSTRY IS HIGHLY COMPETITIVE, WITH SOME OF OUR COMPETITORS HAVING GREATER FINANCIAL RESOURCES THAN WE HAVE; COMPETITION MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND THE VALUE OF THE NOTES.

    The chemical industry is highly competitive; we compete with many chemical companies, a substantial number of whom are larger and have greater financial resources than Georgia Gulf.

Moreover, barriers to entry, other than capital availability, are low in most product segments of our business. Capacity additions or technological advances by existing or future competitors also create greater competition, particularly in pricing. We cannot assure you we will have access to the financing necessary to upgrade our facilities in response to technological advances or other competitive developments.

EXTENSIVE ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS IMPACT OUR OPERATIONS AND ASSETS; COMPLIANCE WITH THESE REGULATIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND THE VALUE OF THE NOTES.

    Our operations on and ownership of real property are subject to extensive environmental, health and safety regulation at both the national and local level. The nature of the chemical industry exposes us to risks of liability under these laws and regulations due to the production, storage, transportation and sale of materials that can cause contamination or personal injury if released into the environment. Environmental laws may have a significant effect on the costs of transportation and storage of raw materials and finished products, as well as the costs of the storage and disposal of wastes. We may incur substantial costs, including fines, damages, criminal or civil sanctions, remediation costs, or experience interruptions in our operations for violations arising under these laws.

    Also, Superfund statutes may impose joint and several liability for the cost of investigations and remedial actions on any company that generated the waste, arranged for disposal of the waste, transported the waste to the disposal site, selected the disposal site, or presently or formerly owned, leased or operated the disposal site or a site otherwise contaminated by hazardous substances. Any or all of the responsible parties may be required to bear all of the costs of cleanup, regardless of fault, legality of the original disposal or ownership of the disposal site. A number of environmental liabilities have been associated with the facilities at Lake Charles, Louisiana and Mansfield, Massachusetts that we acquired or leased as part of the acquisition of the vinyls business of CONDEA Vista Company and which may be designated as Superfund sites. Any or all responsible parties may be required to bear all of the costs of cleanup regardless of fault, legality of the original disposal, or ownership of the disposal site. Although CONDEA Vista retained substantially all financial responsibility for environmental liabilities that relate to the facilities we acquired from them and which arose before the closing of that acquisition, we cannot assure you that CONDEA Vista will be able to satisfy its obligations in this regard, particularly in light of the long period of time in which environmental liabilities may arise. If CONDEA Vista fails to do so, then we could be held responsible.

    Our policy is to accrue costs relating to environmental matters when it is probable that these costs will be required and can be reasonably estimated. However, estimated costs for future environmental compliance and remediation may be too low or we may not be able to quantify the potential costs. We expect to continue to be subject to increasingly stringent environmental and health and safety laws and regulations. It is difficult to predict the future interpretation and development of these laws and regulations or their impact on our future earnings and operations. We anticipate that compliance will continue to require increased capital expenditures and operating costs. Any increase in these costs could adversely affect our financial performance.

HAZARDS ASSOCIATED WITH CHEMICAL MANUFACTURING MAY OCCUR, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND THE VALUE OF THE NOTES.

    The usual hazards associated with chemical manufacturing and the related storage and transportation of raw materials, products and wastes may occur in Georgia Gulf's operations. These hazards could lead to an interruption or suspension of operations and have an adverse effect on the productivity and profitability of a particular manufacturing facility or on Georgia Gulf as a whole. These hazards include:

    - pipeline and storage tank leaks and ruptures;

    - explosions and fires;

    - inclement weather and natural disasters;

    - mechanical failure;

    - unscheduled downtime;

    - labor difficulties;

    - transportation interruptions;

    - remediation complications; and

    - chemical spills and other discharges or releases of toxic or hazardous substances or gases.

    These hazards may cause personal injury and loss of life, severe damage to or destruction of property and equipment, and environmental damage; any of these could lead to claims under the environmental laws. In addition, individuals could seek damages for alleged personal injury or property damage due to exposure to chemicals at our facilities or to chemicals otherwise owned or controlled by Georgia Gulf. Furthermore, Georgia Gulf is also subject to present and future claims with respect to workplace exposure, workers' compensation and other matters. Although we maintain property, business interruption and casualty insurance of the types and in the amounts that we believe are customary for the industry, we are not fully insured against all potential hazards incident to our business.

WE RELY HEAVILY ON THIRD PARTY TRANSPORTATION, WHICH SUBJECTS US TO RISKS THAT WE CANNOT CONTROL; THESE RISKS MAY ADVERSELY AFFECT OUR OPERATIONS AND THE VALUE OF THE NOTES.

    We rely heavily on railroads and shipping companies to transport raw materials to our manufacturing facilities and to ship finished product to our customers. Rail and shipping operations are subject to various hazards, including extreme weather conditions, work stoppages and operating hazards. If we are delayed or unable to ship finished product or unable to obtain raw materials as a result of the railroads' or shipping companies' failure to operate properly, or if there were significant changes in the cost of these services, we may not be able to arrange efficient alternatives and timely means to obtain raw materials or ship our goods, which could result in an adverse effect on our revenues and costs of operations.

YEAR 2000 DISRUPTIONS IN OPERATIONS OF GEORGIA GULF OR THIRD PARTIES COULD ADVERSELY AFFECT OUR OPERATIONS AND THE VALUE OF THE NOTES.

    Although we did not experience any impact to our business as a result of the date change from 1999 to 2000, it is possible that the full impact of the date change has not been fully recognized. If any year 2000 disruptions arise, we believe they would be minor and correctable; accordingly we have not developed any contingency plans beyond our normal business interruption plans. We cannot assure you that all of our systems, or the systems of third parties upon which we rely, such as utilities, telecommunications providers and banks, will continue to function properly. If a failure in any of our or a third party provider's systems were to occur, our operations and financial performance could be disrupted. In addition, we could still be negatively affected if our customers or suppliers are adversely affected by year 2000 or similar issues.

WE HAVE A SUBSTANTIAL AMOUNT OF INDEBTEDNESS, WHICH COULD LIMIT OUR BUSINESS AND OPERATIONS AND ADVERSELY AFFECT THE VALUE OF THE NOTES.

    At December 31, 1999, we had approximately $771.2 million of indebtedness outstanding. In addition, we had approximately $87.0 million of additional credit available under our revolving credit facility. As a result, Georgia Gulf is highly leveraged. This high level of indebtedness could have important consequences to our operations, including:

    - we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes;

    - we will need to use a large portion of our available cash for debt service, which will reduce the amount of money available to finance our operations and other business activities;

    - some of our debt, including the debt under our senior credit facility, has variable rates of interest, which exposes us to the risk of increased interest rates;

    - debt under our senior credit facility and 7 5/8% notes is secured and will mature before the notes; and

    - we may have a much higher level of debt than some of our competitors, which may: put us at a competitive disadvantage; make us more vulnerable to economic downturns and adverse developments in our business; and reduce our flexibility in responding to changing business and economic conditions.

    We expect to obtain the money to pay our expenses and to pay principal and interest on the notes and our other debt from our cash flow and from additional loans under our senior credit facility. Our ability to meet these requirements will depend on our future financial performance. We cannot be sure that our cash flow will be sufficient to allow us to pay principal and interest on our debt, including the notes, as well as meet our other obligations. If we do not have enough money to do so, we may be required to refinance all or part of our debt, sell assets or borrow more money. We cannot assure you that we will be able to do so on commercially reasonable terms, if at all. In addition, the terms of our existing or future debt agreements, including our senior credit facility and the indenture relating to the notes, may restrict us from pursuing any of these alternatives.

WE MAY ENCOUNTER DIFFICULTIES IN INTEGRATING THE ASSETS OF BUSINESSES WE ACQUIRE, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND THE VALUE OF THE NOTES.

    We cannot be sure that we will be able to successfully complete the integration of the vinyls business of CONDEA Vista Company into our operations without substantial costs, delays or other problems. We may face similar problems with future acquisitions. The integration of any business we acquire may be disruptive to our business and may result in a significant diversion of management attention and operational resources. In addition, we may suffer a loss of key employees, customers or suppliers, loss of revenues, increases in costs or other difficulties.

OUR PARTICIPATION IN JOINT VENTURES EXPOSES US TO RISKS OF SHARED CONTROL.

    As part of the vinyls business we acquired from CONDEA Vista Company, we purchased a 50% interest in a joint venture, the remainder of which is controlled by PPG Industries, Inc. which also supplies chlorine to the facility operated by the joint venture. We may enter into additional joint ventures in the future. The nature of a joint venture requires us to share control with unaffiliated third parties. If our joint venture partners do not fulfill their obligations, the affected joint venture may not be able to operate according to its business plan. In that case, our operations may be adversely affected or we may be required to increase our level of commitment to the joint venture. Also, differences in views among joint venture participants may result in delayed decisions or failures to agree on major issues. Any differences in our views or problems with respect to the operations of our joint ventures could have a material adverse effect on our business, financial condition, results of operations or cash flows.

WE RELY ON OUTSIDE SUPPLIERS FOR SPECIFIED FEEDSTOCKS AND SERVICES.

    In connection with our acquisition of the vinyls business of CONDEA Vista Company, we entered into agreements with CONDEA Vista to provide specified feedstocks for the Lake Charles facility. Moreover, this facility is dependent upon CONDEA Vista's infrastructure for services such as waste water and ground water treatment, site remediation, fire water supply and rail car management. Any failure of CONDEA Vista to perform those agreements could adversely affect the operation of the affected facilities and our results of operations. The agreements relating to these feedstocks and services have initial terms of one to ten years. Although most of these agreements provide for automatic renewal, they may be terminated after specified notice periods. If we were required to obtain an alternate source for these feedstocks or services, we may not be able to obtain pricing on as favorable terms. Additionally, we may be forced to pay additional transportation costs or to invest in capital projects for pipelines or alternate facilities to accommodate railcar or other delivery or to replace other services.

    We also obtain a significant portion of our other raw materials from a few key suppliers. If any of these suppliers is unable to meet its obligations under present supply agreements, we may be forced to pay higher prices to obtain the necessary raw materials. Any interruption of supply or any price increase of raw materials could have an adverse effect on our business and results of operations.

SALES MADE IN INTERNATIONAL MARKETS EXPOSE US TO RISKS THAT MAY ADVERSELY AFFECT OUR OPERATIONS OR FINANCIAL CONDITION.

    During 1999, 14% of our revenues were generated in international markets. Substantially all of our international sales are made in U.S. dollars and, as a result, any increase in the value of the U.S. dollar relative to foreign currencies will increase the effective price of our products in international markets. Our international sales are also subject to other risks, including differing and changing legal and regulatory requirements in local jurisdictions; export duties and import quotas; domestic and foreign customs and tariffs or other trade barriers; potentially adverse tax consequences, including withholding taxes or taxes on other remittances; and foreign exchange restrictions. We cannot assure you that these factors will not have an adverse effect on our financial condition or results of operations.

RISK FACTORS RELATING TO THE NOTES

THE NOTES AND GUARANTEES ARE SUBORDINATED IN RIGHT OF PAYMENT TO OUR SENIOR
DEBT.

    The right to payment on the notes is subordinate to all of our existing and future senior debt. The subsidiary guarantees are subordinated to their senior debt. At December 31, 1999, we had $571.2 million of debt outstanding that is senior to the notes, in addition to $87.0 million available under our senior credit facility. The notes and the subsidiary guarantees are subordinate to all of this outstanding debt.

    In the event of bankruptcy or a similar proceeding with respect to Georgia Gulf, our assets will be available to pay obligations on the notes and the subsidiary guarantees only after all outstanding senior indebtedness has been paid in full. There may not be sufficient assets remaining to make payment of amounts due on any or all of the notes and the subsidiary guarantees then outstanding.

    In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on, or the acceleration of, specified senior indebtedness, including the senior credit facility; these payments may be blocked for up to 179 days out of 360 days if a nonpayment default occurs with respect to specified senior indebtedness.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to Georgia Gulf, holders of the notes will participate on an equal basis with specified trade creditors and all other holders of our senior subordinated indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid instead to holders of senior debt until they are paid in full, holders of the notes may receive less, ratably, than holders of those trade payables in any of these proceedings. In addition, any acceleration of the indebtedness under the senior credit facility or our 7 5/8% notes will, and acceleration of our other indebtedness may, constitute an event of default under the indenture. If an event of default exists under the senior credit facility, our 7 5/8% notes or specified other senior indebtedness, the indenture relating to the notes may restrict payments on the notes until holders of the other indebtedness are paid in full or the default is cured or waived or has otherwise ceased to exist. In any of these cases, we may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of trade payables.

IF WE DO NOT RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS FROM OUR SUBSIDIARIES, WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.

    Substantially all of our properties are owned by, and substantially all of our operations are conducted through, our subsidiaries. As a result, we depend on dividends and other payments from our subsidiaries to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to pay dividends and make other payments to us is subject to restrictions. In a bankruptcy, liquidation or reorganization or similar proceeding relating to a subsidiary, the creditors of that subsidiary will generally be entitled to be paid in full before any distribution may be made to us. In addition, under our senior credit facility, our subsidiaries are restricted in their ability to make distributions to us if a default or event of default exists or is caused by the distribution, although we are able to cause our subsidiaries to pay dividends to us to service the semi-annual interest payments under the notes. The ability of a subsidiary to pay dividends to us will also be limited by the laws of its jurisdiction of organization which limit the amount of funds available for the payment of dividends. In the event of bankruptcy proceedings affecting a subsidiary, to the extent we are recognized as a creditor of that subsidiary, our claim would still be subordinate to any security interest in or other lien on any assets of that subsidiary and to any of its debt and other obligations that are senior to the payment of the notes. Since our principal subsidiaries are co-borrowers under the senior credit facility and are co-obligors under our 7 5/8% notes, industrial revenue bonds, and other notes, our subsidiaries had $563.4 million of guarantor senior debt to which their guarantees as to the notes are subordinated as of December 31, 1999.

THE NOTES ARE UNSECURED.

    The notes are not secured by any of our assets. The senior credit facility is secured by substantially all of our assets and a pledge of the capital stock of all of our subsidiaries. Our 7 5/8% notes are also secured by those assets. If we become insolvent or are liquidated, or if payment under any of these facilities is accelerated, our lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the notes. We cannot be sure that the liquidation value of our assets would be sufficient to repay in full the indebtedness under the senior credit facility and the 7 5/8% notes, as well as our other indebtedness, including the notes.

WE MAY NOT BE ABLE TO SATISFY OUR OBLIGATIONS TO HOLDERS OF THE NOTES UPON A CHANGE OF CONTROL.

    Upon the occurrence of a "change of control," as defined in the indenture, each holder of the notes will have the right to require us to purchase its notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest to the date of purchase. However, our senior credit facility effectively prevents the purchase of the notes by us if a change of control occurs and the lenders do not consent to our purchase of the notes, unless all amounts outstanding under the senior credit facility are repaid in full. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which would in turn be a default under the senior credit facility. Moreover, our failure to repay all amounts outstanding under the senior credit facility upon a default would also be a default under the indenture and could be a default under the indenture relating to our 7 5/8% notes.

    In addition, a change of control may constitute an event of default under the senior credit facility. A default under our senior credit facility would result in an event of default under the indenture if the lenders accelerate the debt under the senior credit facility. In that case, the subordination provisions of the notes require payment in full of the senior credit facility before we could purchase the notes. Moreover, an event of default under the senior credit facility would also trigger an event of default under the indenture relating to our 7 5/8% notes. If that happens, the debt under our 7 5/8% notes would be paid before any payments on the notes. Any future credit agreements or other agreements to which we become a party may contain similar restrictions and provisions.

    If a change of control occurs, we may not have enough assets to satisfy all obligations under our senior credit facility, our 7 5/8% notes and the indenture related to the notes. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under the senior credit facility, the 7 5/8% notes and the notes or obtain a waiver from the lenders or noteholders. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

THE INDENTURE FOR THE NOTES AND OUR SENIOR CREDIT FACILITY IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS, WHICH MAY PREVENT US FROM CAPITALIZING ON BUSINESS OPPORTUNITIES AND TAKING SOME ACTIONS.

    The indenture for the notes and our senior credit facility impose significant operating and financial restrictions on us. These restrictions will limit our ability to:

    - incur additional indebtedness and liens;

    - make capital expenditures;

    - make investments and sell assets, including the stock of subsidiaries;

    - make payments of dividends and other distributions;

    - purchase Georgia Gulf stock;

    - use the proceeds of the sale of specified assets;

    - engage in business activities unrelated to our current business;

    - enter into transactions with affiliates; or

    - consolidate, merge or sell all or substantially all of our assets.

In addition, our senior credit facility requires us to maintain specified financial ratios. We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. If, as a result of such a failure, a default occurs with respect to senior debt, the subordination provisions in the indenture would restrict payments to the holders of the notes.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE NOTES, AND YOU MAY NOT BE ABLE TO SELL THEM QUICKLY OR AT THE PRICE THAT YOU PAID.

    There is no existing trading market for the outstanding notes. We cannot assure you that any trading market for the exchange notes will develop. If such a market were to develop, the outstanding notes and the exchange notes could trade at prices that may be lower than the initial offering price of the notes, depending on many factors, including prevailing interest rates, our operating results and the market for similar securities.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes and the exchange notes, will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, YOU MAY HAVE DIFFICULTY IN TRANSFERRING THEM AT A LATER TIME.

    We will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal, and all related documents before the expiration of the exchange offer. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

    If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for those outstanding notes could be negatively affected due to the limited number of outstanding notes expected to remain outstanding following the completion of the exchange offer.

NOT ALL SUBSIDIARIES ARE GUARANTORS, SO THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

    Our present and future foreign subsidiaries will not be guarantors of the notes unless those entities guarantee senior debt of Georgia Gulf or incur indebtedness under our senior credit facility. As of the date of this prospectus, our domestic subsidiaries other than our receivables subsidiary have guaranteed the notes. Payments on the notes are only required to be made by Georgia Gulf and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that did not guarantee the notes unless those assets are transferred by dividend or otherwise to Georgia Gulf or a subsidiary guarantor.

    In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors, would generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to Georgia Gulf. As a result, the notes are effectively subordinated to the indebtedness of the non-guarantor subsidiaries.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE GUARANTEES OF THE NOTES.

    The issuance of the guarantees of the notes may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor's unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the subsidiary guarantor issued the guarantee of the notes:

    - it issued the guarantee to delay, hinder or defraud present or future creditors; or

    - it received less than reasonably equivalent value or fair consideration for issuing the guarantee; and

    - at the time it issued the guarantee: it was insolvent or rendered insolvent by reason of issuing the guarantee, and the application of the proceeds of the guarantee; or it was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital to carry on its business; or it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature; or it was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied;

then the court could void the obligations under the guarantees of the notes, subordinate the guarantees of the notes to that subsidiary guarantor's other debt or take other action detrimental to holders of the guarantees of the notes.

    The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

    - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

    We cannot be sure as to the standard that a court would use to determine whether or not the subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to that subsidiary guarantor's other debt. If such a case were to occur, any guarantee of the notes incurred by one of the subsidiary guarantors could also be subject to the claim that, since the guarantee was incurred for Georgia Gulf's benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantee, subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the notes.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    The information in and incorporated by reference into this prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our outlook for future periods, supply and demand, pricing trends and market forces within the chemical industry, cost reduction strategies and their results, planned capital expenditures, long-term objectives of management and other statements of expectations concerning matters that are not historical facts.

    Predictions of future results contain a measure of uncertainty. Actual results could differ materially due to various factors. Factors that could change forward-looking statements are, among others, changes in the general economy, changes in demand for our products or increases in overall industry capacity that could affect production volumes or pricing, changes or cyclicality in the industries to which our products are sold, availability and pricing of raw materials, technological changes affecting production, difficulty in plant operations and product transportation, governmental and environmental regulations and other unforeseen circumstances. A number of these factors are discussed in this prospectus and in our other periodic filings with the Commission. In addition to the disclosure contained in this prospectus, you should carefully review risks and uncertainties contained in the documents that we file from time to time with the Commission.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    On November 12, 1999, Georgia Gulf sold $200,000,000 in principal amount at maturity of the outstanding notes in a private placement through Chase Securities Inc. to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act of 1933, and to persons outside the United States. In connection with the sale of the outstanding notes, Georgia Gulf, the subsidiary guarantors and Chase Securities entered into a registration rights agreement, dated as of November 12, 1999. Under that agreement, we must, among other things, use our best efforts to file with the Commission a registration statement under the Securities Act of 1933 covering the exchange offer and to cause that registration statement to become effective under that act. Upon the effectiveness of that registration statement, we must also offer each holder of the outstanding notes the opportunity to exchange its securities for an equal principal amount at maturity of exchange notes. You are a holder with respect to the exchange offer if you are (1) a person in whose name any outstanding notes are registered on Georgia Gulf's books or (2) any other person who has obtained a properly completed assignment of outstanding notes from the registered holder.

    We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    In order to participate in the exchange offer, you must represent to Georgia Gulf, among other things, that:

    - the exchange notes being acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes;

    - neither you nor any other person is engaging in or intends to engage in a distribution of those exchange notes;

    - neither you nor any other person has an arrangement or understanding with any third person to participate in the distribution of the exchange notes; and

    - neither you nor any other person is an affiliate of Georgia Gulf. An affiliate is any person who "controls or is controlled by or is under common control with" Georgia Gulf.

RESALE OF THE EXCHANGE NOTES

    Based on a previous interpretation by the Staff of the Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you, except if you are an affiliate of Georgia Gulf, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if the representations described in "--Purpose and Effect of the Exchange Offer" apply to you.

    If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the Commission as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. In the event that our belief regarding resale is inaccurate, if you transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act of 1933 and without an exemption from registration under the federal securities laws, you may incur liability under these laws. We do not assume or indemnify you against this liability.

    The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution." In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act of 1933 for a period of 90 days after the expiration date of the exchange offer.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, Georgia Gulf will accept any and all outstanding notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the day the exchange offer expires.

    As of the date of this prospectus, $200,000,000 in principal amount at maturity of the notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates or cause their outstanding notes to be tendered by book-entry transfer before the expiration date of the exchange offer to participate.

    The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act of 1933 and therefore will not bear legends restricting their transfer. Following consummation of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional incremental interest on the outstanding notes, to the extent and in the circumstances specified in the registration rights agreement, will terminate.

    We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and will be entitled to the rights set forth in the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "--Consequences of Failure to Exchange."

    We will be deemed to have accepted validly tendered outstanding notes when, as and if we will have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from Georgia Gulf. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes, as promptly as practicable after the expiration date of the exchange offer. See "--Procedures for Tendering."

    Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange pursuant to the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date is 5:00 p.m., New York City time on             , 2000,
unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of, or terminate, the exchange offer.

    To extend the exchange offer, we must notify the exchange agent by oral or written notice before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

    We reserve the right:

    - to delay accepting any outstanding notes, to extend the exchange offer, or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" are not satisfied by giving oral or written notice of the delay, extension, or termination to the exchange agent; or

    - to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

    Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

    Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

    Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given oral or written notice of our acceptance to the exchange agent.

    In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents; provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those notes.

CONDITIONS

    Without regard to other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

    - the Staff of the Commission proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

    - any governmental approval or approval by holders of the outstanding notes has not been obtained, which approval we will, in our reasonable judgment, deem necessary for the consummation of the exchange offer.

    If we determine that any of these conditions are not satisfied, we may:

    - refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company;

    - extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject to the rights of holders who tendered the outstanding notes to withdraw their tendered outstanding notes; or

    - waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

PROCEDURES FOR TENDERING

    To tender in the exchange offer, you must complete, sign and date an original or facsimile letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal to the exchange agent before the expiration date of the exchange offer. In addition:

    - certificates for the outstanding notes must be received by the exchange agent, along with the letter of transmittal;

    - a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent's account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date of the exchange offer; or

    - you must comply with the guaranteed delivery procedures described below.

    To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" before the expiration of the exchange offer.

    If you tender your outstanding notes and do not withdraw them before the expiration date of the exchange offer, you will be deemed to have an agreement with Georgia Gulf in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO GEORGIA GULF. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

    Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender its outstanding notes on the owner's own behalf, that owner must, before completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant to that letter are tendered:

    - by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - for the account of an eligible institution.

    In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, each of the following is deemed an eligible institution:

    - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

    - a commercial bank;

    - a trust company having an office or correspondent in the United States; or

    - an eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934.

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

    If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal, unless we waive that requirement.

    We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in our sole discretion. All of these determinations by us will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we nor the exchange agent, or any other person, will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

    In addition, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes that remain outstanding after the expiration date of the exchange offer or, as set forth above under "--Conditions," to terminate the exchange offer and, to the extent permitted by applicable law and the terms of our agreements relating to our outstanding indebtedness, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

    If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under "--Resale of the Exchange Notes"; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

    In all cases, issuance of exchange notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder of outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of outstanding notes.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of outstanding notes by causing

The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile of the letter, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or before the expiration date of the exchange offer, unless the holder complies with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent before the expiration date, may effect a tender if:

    - the tender is made through an eligible institution;

    - before the expiration date of the exchange offer, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made by that notice and guaranteeing that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    - the exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date of the exchange offer.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus before 5:00 p.m., New York City time, on the expiration date of the exchange offer. This notice of withdrawal must:

    - specify the name of the person having deposited the outstanding notes to be withdrawn;

    - identify the outstanding notes to be withdrawn;

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

    - specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

    We will determine all questions as to the validity, form, and eligibility of the notices, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly re-tendered.

    Any outstanding notes that have been tendered but that are not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described above under "--Procedures for Tendering" at any time before the expiration date of the exchange offer.

TERMINATION OF REGISTRATION RIGHTS

    All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer, except with respect to our duty:

    - to keep the registration statement effective until the closing of the exchange offer and for a period not to exceed 90 days after the expiration date of the exchange offer, and

    - to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account in the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "--Resale of the Exchange Notes."

EXCHANGE AGENT

    SunTrust Bank has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, and requests for copies of the notice of guaranteed delivery with respect to the outstanding notes, should be addressed to the exchange agent as follows:

        BY HAND OR OVERNIGHT COURIER:                BY REGISTERED OR CERTIFIED MAIL:
                SunTrust Bank                                  SunTrust Bank
                25 Park Place                                  25 Park Place
                 24th Floor                                     24th Floor
           Atlanta, Georgia 30303                         Atlanta, Georgia 30303

         BY TELEPHONE (TO CONFIRM RECEIPT OF FACSIMILE): (404) 588-7296

         BY FACSIMILE (FOR ELIGIBLE INSTITUTIONS ONLY): (404) 588-7335

FEES AND EXPENSES

    We will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone, or in person by officers and regular employees of Georgia Gulf and its affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

    We estimate that our cash expenses in connection with the exchange offer will be approximately $175,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

    We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or:

    - if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or

    - if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

    If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

    Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except:

    - to Georgia Gulf or any of its subsidiaries;

    - under an effective registration statement under the Securities Act of 1933;

    - to a "Qualified Institutional Buyer," within the meaning of Rule 144A under the Securities Act of 1933, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

    - in a sale outside the United States within the meaning of Regulation S under the Securities Act of 1933;

    - to "Institutional Accredited Investors" purchasing a minimum principal amount of the notes of $250,000 in a transaction exempt from the registration requirements of the Securities Act of 1933; or

    - pursuant to another available exemption from registration under the Securities Act of 1933;

and in each case, in accordance with all other applicable securities laws.

ACCOUNTING TREATMENT

    For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

                            DESCRIPTION OF THE NOTES

    The outstanding notes were, and the exchange notes will be, issued under the indenture, dated as of November 12, 1999 between Georgia Gulf Corporation, as issuer, the subsidiary guarantors, and SunTrust Bank, Atlanta, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following summary of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939 and to all of the provisions of the indenture, including the definitions of terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939. References to "Georgia Gulf," "we," "our," and "us" mean only Georgia Gulf Corporation and not its subsidiaries.

GENERAL

    THE NOTES

    The notes:

    - are general unsecured, senior subordinated obligations of Georgia Gulf;

    - are limited to an aggregate principal amount of $200,000,000;

    - mature on November 1, 2007;

    - will be issued in denominations of $1,000 and integral multiples of $1,000;

    - will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See "--Book-Entry, Delivery and Form";

    - are subordinated in right of payment to all existing and future Senior Indebtedness of Georgia Gulf, including, among other things, Bank Indebtedness;

    - rank equally in right of payment to any future Senior Subordinated Indebtedness of Georgia Gulf; and

    - are unconditionally guaranteed on a senior subordinated basis by each Domestic Subsidiary of Georgia Gulf other than Receivables Entities. See "Subsidiary Guarantees."

    INTEREST

    Interest on the notes will compound semi-annually and will:

    - accrue at the rate of 10.375% per annum;

    - accrue from the date of issuance or the most recent interest payment date;

    - be payable in cash semi-annually in arrears on May 1 and November 1, commencing on May 1, 2000;

    - be payable to the holders of record on the April 15 and October 15 immediately preceding the related interest payment dates; and

    - be computed on the basis of a 360-day year comprised of twelve 30-day months.

    PAYMENTS ON THE NOTES

    Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of Georgia Gulf in the Borough of Manhattan, The City of New York (which initially will be an office of the trustee in New York, New York); at the option of Georgia Gulf, however, payment of interest may be made by check mailed to the address of the holders as their addresses appear in the Note Register. Payment of principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depositary Trust Company or its nominee will be made in immediately available funds to The Depositary Trust Company or its nominee, as the case may be, as the registered holder of that global note. No service charge will be made for any registration of transfer or exchange of notes, but Georgia Gulf may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

    PAYING AGENT AND REGISTRAR

    The trustee will initially act as paying agent and registrar. Georgia Gulf may change the paying agent or registrar without prior notice to the holders of the notes, and Georgia Gulf or any of its Restricted Subsidiaries may act as paying agent or registrar.

    TRANSFER AND EXCHANGE

    A holder may transfer or exchange its notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Georgia Gulf may require a holder to pay any taxes and fees required by law or permitted by the indenture. Georgia Gulf is not required to transfer or exchange any note selected for redemption. Also, Georgia Gulf is not required to transfer or exchange any note during the 15-day period before a selection of notes to be redeemed.

    The registered holder of a note will be treated as the owner of it for all purposes.

OPTIONAL REDEMPTION

    Except as described below, the notes are not redeemable until November 1, 2003. On and after November 1, 2003, Georgia Gulf may redeem all or a part of the notes from time to time upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................    105.188%
2004........................................................    103.458%
2005........................................................    101.729%
2006 and after..............................................    100.000%

    Before November 1, 2002, Georgia Gulf may on any one or more occasions redeem up to 35% of the original principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.375% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date; PROVIDED that:

    (1) at least 65% of the original principal amount of the notes remains outstanding after each redemption; and

    (2) the redemption occurs within 60 days after the closing of any Equity Offering.

    In the case of any partial redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed, then on a pro rata basis, by lot or by another method that the trustee in its sole discretion then deems to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to that note will state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of that note will be issued in the name of the holder of that note upon cancellation of the original note.

RANKING AND SUBORDINATION

    The payment of the principal of, premium, if any, and interest on the notes and any other payment obligations in respect of the notes, including any obligation to repurchase the notes, will be subordinated to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of Georgia Gulf. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust (as described under "Defeasance" below) is not subordinate to any Senior Indebtedness or subject to these restrictions.

    As a result of the subordination provisions described below, holders of the notes may recover less than creditors of Georgia Gulf who are holders of Senior Indebtedness in the event of an insolvency, bankruptcy, reorganization, receivership or similar proceedings relating to Georgia Gulf. Moreover, the notes will be structurally subordinated to the liabilities of the non-guarantor Subsidiaries of Georgia Gulf. At December 31, 1999:

    - outstanding Senior Indebtedness was $133.2 million, which includes
      $125.4 million as to which our subsidiaries are co-obligors but does not include $87.0 million available under the Senior Credit Agreement and Georgia Gulf's guarantees of our Subsidiaries' Borrowings under the Senior Credit Agreement, all of which would be secured;

    - Georgia Gulf had no Senior Subordinated Indebtedness other than the notes; and

    - Restricted Subsidiaries had $563.4 million of guarantor senior debt to which their guarantees as to the notes are subordinated, which includes $125.4 million as to which Georgia Gulf is co-obligor and $438.0 million borrowed under the Senior Credit Agreement.

    Although the indenture will limit the amount of indebtedness that Georgia Gulf and its Restricted Subsidiaries may incur, that indebtedness may be substantial and all of it may be Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

    Only Indebtedness of Georgia Gulf that is Senior Indebtedness will rank senior to the notes in accordance with the provisions of the indenture. The notes will in all respects rank equally with all other Senior Subordinated Indebtedness of Georgia Gulf. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured. As described in "--Limitation on Layering," Georgia Gulf may not incur any indebtedness that is senior in right of payment to the Senior Subordinated Indebtedness (including the notes), but junior in right of payment to Senior Indebtedness.

    Georgia Gulf may not pay principal of, premium on, if any, interest on, or other payment obligations in respect of, the notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase, redeem or retire any notes (collectively, "pay the notes") if:

    (1) any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

    (2) any other default on Senior Indebtedness occurs and the maturity of that Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any acceleration has been rescinded or the Senior Indebtedness has been paid in full in cash or Cash Equivalents.

However, Georgia Gulf may pay the notes if Georgia Gulf and the trustee receive written notice approving that payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

    Georgia Gulf also will not be permitted to pay the notes for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in clause (1) or a default resulting in acceleration described in clause (2) of the preceding paragraph, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except any notice as may be required to effect that acceleration) or the expiration of any applicable grace periods.

    A "Payment Blockage Period" commences on the receipt by the trustee (with a copy to Georgia Gulf) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the Representative of the holders of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days after receipt of the notice. The Payment Blockage Period will end earlier if the Payment Blockage Period is terminated:

    (1) by written notice to the trustee and Georgia Gulf from the Person or Persons who gave the Blockage Notice;

    (2) because the default giving rise to the Blockage Notice is no longer continuing; or

    (3) because the Designated Senior Indebtedness has been repaid in full.

    Georgia Gulf may resume payments on the notes after the end of the Payment Blockage Period, unless the holders of the Designated Senior Indebtedness or the Representative of those holders have accelerated the maturity of the Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during that period.

    In the event of:

    (1) a total or partial liquidation or a dissolution of Georgia Gulf;

    (2) a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to Georgia Gulf or its property; or

    (3) an assignment for the benefit of creditors or marshaling of Georgia Gulf's assets and liabilities, then the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for that interest would be allowed) before the holders of the notes will be entitled to receive any payment or distribution, if any, of the assets or securities of Georgia Gulf. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a payment or distribution is made to holders of the notes that, due to the subordination provisions, should not have been made to them, those holders are required to hold it in trust for the holders of Senior Indebtedness and pay the payment or distribution over to holders of Senior Indebtedness as their interests may appear.

    If payment of the notes is accelerated because of an Event of Default, Georgia Gulf or the trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of those holders of the acceleration. Georgia Gulf may not pay the notes until five Business Days after those holders or the Representative of the Designated Senior Indebtedness receives notice of the acceleration and, after that five Business Day period, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

SUBSIDIARY GUARANTEES

    The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee Georgia Gulf's obligations under the notes and all obligations under the indenture. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Guarantor Senior Indebtedness in the same manner and to the same extent that the notes are subordinated to Senior Indebtedness. Each Subsidiary Guarantee will rank equally with all other Guarantor Senior Subordinated Indebtedness of that Subsidiary Guarantor. The Subsidiary Guarantors will not be permitted to incur indebtedness that is junior in right of payment to Guarantor Senior Indebtedness but senior in right of payment to the Subsidiary Guarantee.

    At December 31, 1999, Georgia Gulf had:

    - outstanding Guarantor Senior Indebtedness of $563.4 million, including $438.0 million borrowed under the Senior Credit Agreement, all of which is secured but excluding an additional $87.0 million available to our subsidiaries under the Senior Credit Agreement; and

    - the Subsidiary Guarantors would have had no Guarantor Senior Subordinated Indebtedness other than the Subsidiary Guarantees.

Although the indenture will limit the amount of indebtedness that Georgia Gulf and its Restricted Subsidiaries may incur, that indebtedness may be substantial and all of it may be Guarantor Senior Indebtedness.

    The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

    In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in the transaction to a Person which is not Georgia Gulf or a Restricted Subsidiary of Georgia Gulf (other than a Receivables Entity), that Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

    (1) the sale or other disposition is in compliance with the indenture, including the covenants "--Limitation on Sales of Assets and Subsidiary Stock" and "--Limitation on Sales of Capital Stock of Restricted Subsidiaries;" and

    (2) all the obligations of that Subsidiary Guarantor under the Senior Credit Agreement and related documentation and any other agreements relating to any other indebtedness of Georgia Gulf or its Restricted Subsidiaries terminate upon consummation of the transaction.

    In addition, a Subsidiary Guarantor will be released from its obligations under the indenture, the Subsidiary Guarantee and the registration rights agreement if Georgia Gulf designates that Subsidiary as an Unrestricted Subsidiary and the designation complies with the other applicable provisions of the indenture.

CHANGE OF CONTROL

    If a Change of Control occurs, each holder will have the right to require Georgia Gulf to repurchase all or any part (in integral multiples of $1,000) of that holder's notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    Within 30 days following any Change of Control, Georgia Gulf will mail a notice (the "Change of Control Offer") to each holder, with a copy to the trustee, stating:

    (1) that a Change of Control has occurred and that the holder has the right to require Georgia Gulf to purchase its notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

    (2) the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date the notice is mailed (the "Change of Control Payment Date"); and

    (3) the procedures determined by Georgia Gulf, consistent with the indenture, that a holder must follow in order to have its notes repurchased.

    On the Change of Control Payment Date, Georgia Gulf will, to the extent lawful:

    (1) accept for payment all notes or portions of notes in integral multiples of $1,000 properly tendered under the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

    (3) deliver or cause to be delivered to the trustee the notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by Georgia Gulf.

    The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for those notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; PROVIDED that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

    If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on that record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders to require that Georgia Gulf repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    Before mailing a Change of Control Offer, and as a condition to that mailing, (i) all Senior Indebtedness must be repaid in full, or Georgia Gulf must offer to repay all Senior Indebtedness and repay all Senior Indebtedness held by holders who accept the offer or (ii) the requisite holders of each issue of Senior Indebtedness will have consented to the Change of Control Offer being made and waived the event of default under that Senior Indebtedness, if any, caused by the Change of Control. Georgia Gulf covenants to effect the repayment or obtain the consent and waiver within 30 days following any Change of Control, it being a default of the Change of Control provision of the indenture if Georgia Gulf fails to comply with that covenant. A default under the indenture will result in a cross-default under the Senior Credit Agreement. In the event of a default under the Senior Credit Agreement, the subordination provisions of the indenture would likely restrict payments to the holders of the notes.

    Georgia Gulf will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Georgia Gulf and purchases all notes validly tendered and not withdrawn under the Change of Control Offer.

    Georgia Gulf will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, Georgia Gulf will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the indenture by virtue of the conflict.

    Georgia Gulf's ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of specified events that constitute a Change of Control would constitute a default under the Senior Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the indenture. Future Indebtedness of Georgia Gulf and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require Georgia Gulf to repurchase the notes could cause a default under that Indebtedness, even if the Change of Control itself does not, due to the financial effect of that repurchase on Georgia Gulf. Finally, Georgia Gulf's ability to pay cash to the holders upon a repurchase may be limited by Georgia Gulf's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

    Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement will (and other Indebtedness may) prohibit Georgia Gulf's prepayment of notes before their scheduled maturity. Consequently, if Georgia Gulf is not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, Georgia Gulf will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the indenture. A default under the indenture will result in a cross-default under the Senior Credit Agreement. In the event of a default under the Senior Credit Agreement, the subordination provisions of the indenture would likely restrict payments to the holders of the notes.

    The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving Georgia Gulf by increasing the capital required to effectuate these transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of Georgia Gulf and its Restricted Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear whether a Change of Control has occurred and whether a holder of notes may require Georgia Gulf to make an offer to repurchase the notes as described above.

SPECIFIED COVENANTS

    LIMITATION ON INDEBTEDNESS

    Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that Georgia Gulf and the Subsidiary Guarantors may Incur Indebtedness if on the date of the
Incurrence:

    (1) the Consolidated Coverage Ratio for Georgia Gulf and its Restricted Subsidiaries is at least (a) 2.00 to 1.00, if that Indebtedness is Incurred on or before November 1, 2001 and (b) 2.25 to 1.00, if that Indebtedness is Incurred after November 1, 2001; and

    (2) no Default or Event of Default has occurred or is continuing or would occur as a consequence of Incurring the Indebtedness.

    The first paragraph of this covenant will not prohibit the incurrence of the following Indebtedness:

    (1) Indebtedness Incurred pursuant to the Senior Credit Agreement in an aggregate principal amount up to $525 million at any one time outstanding less the aggregate principal amount of all principal repayments with the proceeds of Asset Dispositions permanently reducing the commitments under the Senior Credit Agreement; provided that repayments with the proceeds of Asset Sales will not reduce the amount permitted to be Incurred under this clause (1) to an aggregate principal amount less than $100.0 million;

    (2) Indebtedness of Georgia Gulf owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by Georgia Gulf or any Restricted Subsidiary (other than a Receivables Entity); PROVIDED, HOWEVER,

       (a) if Georgia Gulf is the obligor on the Indebtedness, the Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes; and

       (b) (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any of the Indebtedness being beneficially held by a Person other than Georgia Gulf or a Restricted Subsidiary (other than a Receivables Entity) of Georgia Gulf; and

           (ii) any sale or other transfer of any of the Indebtedness to a Person other than Georgia Gulf or a Restricted Subsidiary (other than a Receivables Entity) of Georgia Gulf will be deemed, in each case, to constitute an Incurrence of that Indebtedness by Georgia Gulf or that Subsidiary, as the case may be;

    (3) Indebtedness represented by (a) the notes, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (5), (6), (7),
       (8) and (9)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or clause (4) or Incurred pursuant to the first paragraph of this covenant;

    (4) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which the Restricted Subsidiary was acquired by Georgia Gulf (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Georgia Gulf or
       (b) otherwise in connection with, or in contemplation of, the acquisition); PROVIDED, HOWEVER, that at the time the Restricted Subsidiary is acquired by Georgia Gulf, Georgia Gulf would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of the Indebtedness pursuant to this clause (4);

    (5) Indebtedness under Commodity Agreements, Currency Agreements and Interest Rate Agreements; PROVIDED, that in the case of Currency Agreements, those Currency Agreements are related to business transactions of Georgia Gulf or its Restricted Subsidiaries entered into in the ordinary course of business, or in the case of Currency Agreements and Interest Rate Agreements, the Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of Georgia Gulf or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Georgia Gulf) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of Georgia Gulf or its Restricted Subsidiaries Incurred without violation of the indenture, or in the case of Commodity Agreements, the Commodity Agreements are entered into for valid business purposes other than speculative purposes (as determined by Georgia Gulf's or the Restricted Subsidiary's principal financial officer in the exercise of his or her good faith business judgment);

    (6) the Subsidiary Guarantees and other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the indenture; PROVIDED that in the event the Indebtedness that is being Guaranteed is (a) Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, then the related Guarantee will rank equally in right of payment to the Subsidiary Guarantee or (b) a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee will be subordinated in right of payment to the Subsidiary Guarantee;

    (7) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Georgia Gulf in the ordinary course of business;

    (8) Indebtedness arising from agreements of Georgia Gulf or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, PROVIDED that the maximum aggregate liability in respect of all of the Indebtedness will at no time exceed the gross proceeds actually received by Georgia Gulf and its Restricted Subsidiaries in connection with that disposition;

    (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, PROVIDED, HOWEVER, that the Indebtedness is extinguished within five business days of Incurrence; and

    (10) in addition to the items referred to in clauses (1) through (9) above, Indebtedness of Georgia Gulf and the Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, will not exceed $75.0 million (it being understood that any Indebtedness Incurred under this clause (10) will cease to be deemed Incurred or outstanding for purposes of this clause (10) but will be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which Georgia Gulf could have Incurred the Indebtedness under the first paragraph of this covenant without reliance on this clause (10)).

    Georgia Gulf will not Incur any Indebtedness under the preceding paragraph if the proceeds of the Indebtedness are used, directly or indirectly, to refinance any Subordinated Obligations of Georgia Gulf unless the Indebtedness will be subordinated to the notes to at least the same extent as the Subordinated Obligations. No Subsidiary Guarantor will incur any indebtedness if the proceeds of the indebtedness are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of the Subsidiary Guarantor unless the Indebtedness will be subordinated to the obligations of the

Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as the Guarantor Subordinated Obligations. No Subsidiary Guarantor will incur any Indebtedness if the proceeds of the Indebtedness are used, directly or indirectly, to refinance any Guarantor Senior Subordinated Indebtedness unless the refinancing Indebtedness is either Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations. No Restricted Subsidiary other than a Subsidiary Guarantor may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of Georgia Gulf.

    For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

    (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, Georgia Gulf, in its sole discretion, will classify the item of Indebtedness on the date of Incurrence and only be required to include the amount and type of the Indebtedness in one of the clauses; PROVIDED that all Indebtedness Incurred under the Senior Credit Agreement on the Issue Date will be Incurred exclusively pursuant to clause (1) of the second paragraph of this covenant; and

    (2) the amount of Indebtedness issued at a price that is less than the principal amount of the Indebtedness will be equal to the amount of the liability in respect of the Indebtedness determined in accordance with GAAP.

    Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

    In addition, Georgia Gulf will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of the Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of Georgia Gulf as of that date (and, if the Indebtedness is not permitted to be Incurred as of that date under this "Limitation on Indebtedness" covenant, Georgia Gulf will be in Default of this covenant).

    For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; PROVIDED that if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-dominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Georgia Gulf may Incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Refinancing Indebtedness is denominated that is in effect on the date of the refinancing.

    QUALIFIED RECEIVABLES TRANSACTIONS

    Georgia Gulf may, and any of its Restricted Subsidiaries may, sell (including a sale in exchange for a Purchase Money Note of or Capital Stock in a Receivables Entity) at any time and from time to time, accounts receivable to any Receivables Entity; PROVIDED that the aggregate consideration received in these sales is at least equal to the aggregate fair market value of the receivables sold; PROVIDED FURTHER that Georgia Gulf and its Restricted Subsidiaries will not engage in these sales unless, pro forma for these sales, Georgia Gulf could Incur $1.00 of additional Indebtedness pursuant to the first paragraph under "--Limitation on Indebtedness."

    LIMITATION ON LAYERING

    Georgia Gulf will not Incur any Indebtedness if the Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless the Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor will Incur any Indebtedness if the Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of the Subsidiary Guarantor unless the Indebtedness is Guarantor Senior Subordinated Indebtedness of the Subsidiary Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of the Subsidiary Guarantor.

    LIMITATION ON RESTRICTED PAYMENTS

    Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

    (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Georgia Gulf or any of its Restricted Subsidiaries) except:

       (a) dividends or distributions payable in Capital Stock of Georgia Gulf (other than Disqualified Stock) or in options, warrants or other rights to purchase the Capital Stock of Georgia Gulf; and

       (b) dividends or distributions payable to Georgia Gulf or a Restricted Subsidiary of Georgia Gulf (and if the Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

    (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Georgia Gulf or any direct or indirect parent of Georgia Gulf held by Persons other than Georgia Gulf or a Restricted Subsidiary of Georgia Gulf (other than in exchange for Capital Stock of Georgia Gulf (other than Disqualified Stock));

    (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, before scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

    (4) make any Restricted Investment in any Person;

(any of these dividends, distributions, purchases, redemptions, repurchases, defeasances, other acquisitions, retirements or Restricted Investments referred to in clauses (1) through (4) will be referred to in this prospectus as a "Restricted Payment"), if at the time Georgia Gulf or the Restricted Subsidiary makes the Restricted Payment:

       (a) a Default will have occurred and be continuing (or would result from the Restricted Payment); or

       (b) Georgia Gulf is not able to incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant after giving effect to the Restricted Payment; or

       (c) the aggregate amount of the Restricted Payment and all other Restricted Payments declared or made after the Issue Date would exceed the sum of:

            (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the most recent fiscal quarter ending before the date of the Restricted Payment for which financial statements are in existence (or, in case the Consolidated Net Income is a deficit, minus 100% of the deficit);

            (ii) the aggregate Net Cash Proceeds received by Georgia Gulf from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions after the Issue Date (other than Net Cash Proceeds received from an issuance or sale of the Capital Stock to a Subsidiary of Georgia Gulf or an employee stock ownership plan, option plan or similar trust to the extent the sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by Georgia Gulf or any Restricted Subsidiary unless the loans have been repaid with cash on or before the date of determination);

           (iii) the amount by which Indebtedness of Georgia Gulf is reduced on Georgia Gulf's balance sheet upon the conversion or exchange (other than by a Subsidiary of Georgia Gulf) after the Issue Date of any Indebtedness of Georgia Gulf convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Georgia Gulf (less the amount of any cash, or other property, distributed by Georgia Gulf upon the conversion or exchange); and

            (iv) the amount equal to the net reduction in Restricted Investments made by Georgia Gulf or any of its Restricted Subsidiaries in any Person resulting from:

               (A) repurchases or redemptions of the Restricted Investments by the Person, proceeds realized upon the sale of the Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by that Person to Georgia Gulf or any Restricted Subsidiary of Georgia Gulf; or

               (B) the redesignation of Unrestricted Subsidiaries as Restricted
                   Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Georgia Gulf or any Restricted Subsidiary in that Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

    The provisions of the preceding paragraph will not prohibit:

    (1) any purchase or redemption of Capital Stock or Subordinated Obligations of Georgia Gulf made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Georgia Gulf (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent the sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by Georgia Gulf or any Restricted Subsidiary unless the loans have been repaid with cash on or before the date of determination); PROVIDED, HOWEVER, that (a) the purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from the sale will be excluded from clause (c)(ii) of the preceding paragraph;

    (2) any purchase or redemption of Subordinated Obligations of Georgia Gulf made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Georgia Gulf that qualifies as Refinancing Indebtedness; PROVIDED, HOWEVER, that the purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "--Limitation on Sales of Assets and Subsidiary Stock" below; PROVIDED, HOWEVER, that the purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (4) dividends paid within 60 days after the date of declaration if at the date of declaration the dividend would have complied with this provision; PROVIDED, HOWEVER, that the dividends will be included in subsequent calculations of the amount of Restricted Payments;

    (5) so long as no Default or Event of Default has occurred and is continuing, loans or advances to employees or directors of Georgia Gulf or any Subsidiary of Georgia Gulf the proceeds of which are used to purchase Capital Stock of Georgia Gulf, in an aggregate amount not in excess of $5.0 million at any one time outstanding; PROVIDED, HOWEVER, that the amount of the loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

    (6) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Georgia Gulf issued in accordance with the terms of the indenture to the extent these dividends are included in the definition of "Consolidated Interest Expense"; PROVIDED that the payment of the dividends will be excluded from the calculation of Restricted Payments;

    (7) repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents a portion of the exercise price of those options; PROVIDED, HOWEVER, that the repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; and

    (8) Restricted Payments in an amount not to exceed $25.0 million.

    The amount of all Restricted Payments, other than cash, will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by Georgia Gulf or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any cash Restricted Payment will be its face amount and any non-cash Restricted Payment will be determined conclusively by the Board of Directors acting in good faith whose resolution with respect thereto will be delivered to the trustee, this determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value is estimated to exceed $50.0 million. Not later than the date of making any Restricted Payment, Georgia Gulf will deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

    LIMITATION ON LIENS

    Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the date of the indenture or acquired after that date, securing any Senior Subordinated Indebtedness, Subordinated Obligations, Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations, unless contemporaneously with the incurrence of the Liens effective provision is made to secure the Indebtedness due under the indenture and the notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of the Restricted Subsidiary, equally and ratably with (or before in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may
be) the Indebtedness secured by the Lien for so long as the Indebtedness is so secured.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

    Georgia Gulf will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Georgia Gulf or any Restricted Subsidiary;

    (2) make any loans or advances to Georgia Gulf or any Restricted Subsidiary; or

    (3) transfer any of its property or assets to Georgia Gulf or any Restricted Subsidiary.

    The preceding provisions will not prohibit:

        (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the indenture, including, without limitation, the indenture and the Senior Credit Agreement in effect on that date;

        (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or before the date on which the Restricted Subsidiary was acquired by Georgia Gulf (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary or was acquired by Georgia Gulf or in contemplation of the transaction) and outstanding on that date;

       (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to the Restricted Subsidiary contained in any of these agreements or amendments are no less favorable in any material respect to the holders of the notes than the encumbrances and restrictions contained in the agreements referred to in clause (i) or (ii) of this paragraph on the Issue Date or the date the Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

        (iv) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

           (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any of these leases, licenses or other contracts;

           (b) contained in mortgages, pledges or other security agreements permitted under the indenture securing Indebtedness of Georgia Gulf or a Restricted Subsidiary to the extent the encumbrances or restrictions restrict the transfer of the property subject to the mortgages, pledges or other security agreements; or

           (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Georgia Gulf or any Restricted Subsidiary;

        (v) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

        (vi) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect the Qualified Receivables Transaction;

       (vii) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of the Restricted Subsidiary (or the property or assets that are subject to the restriction) pending the closing of the sale or disposition;

      (viii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

        (ix) customary provisions with respect to the distribution of assets or property in joint venture agreements.

    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

    Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition UNLESS:

    (1) Georgia Gulf or the Restricted Subsidiary receives consideration at the time of the Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to the Asset Disposition;

    (2) at least 75% of the consideration from the Asset Disposition received by Georgia Gulf or the Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

    (3) an amount equal to 100% of the Net Available Cash from the Asset Disposition is applied by Georgia Gulf or the Restricted Subsidiary, as the case may be:

       (a) FIRST, to the extent Georgia Gulf or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary that is a Subsidiary Guarantor (in each case other than Indebtedness owed to Georgia Gulf or an Affiliate of Georgia Gulf) within 360 days from the later of the date of the Asset Disposition or the receipt of the Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), Georgia Gulf or the Restricted Subsidiary will retire the Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

       (b) SECOND, to the extent of the balance of the Net Available Cash after application in accordance with clause (a), to the extent Georgia Gulf or the Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of the Asset Disposition or the receipt of the Net Available Cash.

    Any Net Available Cash from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 361(st) day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $50.0 million, Georgia Gulf will be required to make an offer ("Asset Sale Offer") to all holders of notes and to the extent required by the terms of other Senior Subordinated Indebtedness, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring Georgia Gulf to make an offer to purchase the Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of notes and any the Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, Georgia Gulf may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the indenture. If the aggregate principal amount of notes surrendered by holders of the notes and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the trustee will select the notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered notes and Pari Passu Notes. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

    The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Georgia Gulf will purchase the principal amount of notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered, all notes and Pari Passu Notes validly tendered in response to the Asset Sale Offer.

    If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on the record date, and no additional interest will be payable to holders who tender notes pursuant to the Asset Sale Offer.

    On or before the Asset Sale Purchase Date, Georgia Gulf will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of notes and Pari Passu Notes or portions of notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. Georgia Gulf will deliver to the trustee an Officers' Certificate stating that the notes or portions of notes were accepted for payment by Georgia Gulf in accordance with the terms of this covenant and, in addition, Georgia Gulf will deliver all

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certificates and notes required, if any, by the agreements governing the Pari
Passu Notes. Georgia Gulf or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering holder of notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the notes or Pari Passu Notes so validly tendered and not properly withdrawn by the holder or lender, as the case may be, and accepted by Georgia Gulf for purchase, and Georgia Gulf will promptly issue a new note, and the trustee, upon delivery of an Officers' Certificate from Georgia Gulf will authenticate and mail or deliver the new note to the holder, in a principal amount equal to any unpurchased portion of the note surrendered; PROVIDED that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, Georgia Gulf will take any and all other actions required by the agreements governing the Pari Passu Notes. Any note not so accepted will be promptly mailed or delivered by Georgia Gulf to the holder of the note. Georgia Gulf will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

    For the purposes of this covenant, the following will be deemed to be cash:

    (1) the assumption by the transferee of Indebtedness (other than Senior Subordinated Indebtedness, Subordinated Obligations or Disqualified Stock) of Georgia Gulf or Indebtedness (other than Guarantor Senior Subordinated Indebtedness, Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of Georgia Gulf and the release of Georgia Gulf or the Restricted Subsidiary from all liability on the Indebtedness in connection with the Asset Disposition (in which case Georgia Gulf will, without further action, be deemed to have applied the deemed cash to Indebtedness in accordance with clause (a) above); and

    (2) securities, notes or other obligations received by Georgia Gulf or any Restricted Subsidiary of Georgia Gulf from the transferee that are promptly converted by Georgia Gulf or the Restricted Subsidiary into cash.

    Georgia Gulf will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Georgia Gulf will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of any conflict.

    LIMITATION ON AFFILIATE TRANSACTIONS

    Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Georgia Gulf (an "Affiliate Transaction") UNLESS:

    (1) the terms of the Affiliate Transaction are no less favorable to Georgia Gulf or the Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of the transaction in arm's-length dealings with a Person who is not such an Affiliate;

    (2) in the event the Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the terms of the transaction have been approved by a majority of the members of the Board of Directors of Georgia Gulf and by a majority of the members of the Board having no personal stake in the transaction, if any (and the majority or majorities, as the case may be, determines that the Affiliate Transaction satisfies the criteria in clause (1) above); and

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
    (3) in the event the Affiliate Transaction involves an aggregate amount in excess of $50.0 million, Georgia Gulf has received a written opinion from an independent investment banking firm of nationally recognized standing that the Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at that time on an arms-length basis from a Person that is not an Affiliate.

    The preceding paragraph will not apply to:

    (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments";

    (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by Georgia Gulf or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of Georgia Gulf and its Restricted Subsidiaries;

    (3) loans or advances to employees in the ordinary course of business of Georgia Gulf or any of its Restricted Subsidiaries;

    (4) any transaction between Georgia Gulf and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity);

    (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of Georgia Gulf or any Restricted Subsidiary of Georgia Gulf;

    (6) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction; and

    (7) the performance of obligations of Georgia Gulf or any of its Restricted Subsidiaries under the terms of any agreement to which Georgia Gulf or any of its Restricted Subsidiaries is a party on the Issue Date and identified on a schedule to the indenture on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; PROVIDED, HOWEVER that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the notes than the terms of the agreements in effect on the Issue Date.

    LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    Georgia Gulf will not, and will not permit any Restricted Subsidiary of Georgia Gulf to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

    (1) to Georgia Gulf or a Wholly-Owned Subsidiary (other than a Receivables Entity); or

    (2) in compliance with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" and immediately after giving effect to the issuance or sale, the Restricted Subsidiary would continue to be a Restricted Subsidiary.

    Notwithstanding the preceding paragraph, Georgia Gulf may sell all the Voting Stock of a Restricted Subsidiary as long as Georgia Gulf complies with the terms of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock."

    SEC REPORTS

    Notwithstanding that Georgia Gulf may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, Georgia Gulf will file with the Commission, and provide the trustee and the holders of the notes with, the annual reports and the information, documents and other reports (or copies of the portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified by those sections. In the event that Georgia Gulf is not permitted to file the reports, documents and information with the Commission pursuant to the Exchange Act, Georgia Gulf will nevertheless provide the Exchange Act information to the trustee and the holders of the notes as if Georgia Gulf were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified by those sections.

    If Georgia Gulf has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of Georgia Gulf and its Restricted Subsidiaries.

    MERGER AND CONSOLIDATION

    Georgia Gulf will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, UNLESS:

    (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and the Successor Company (if not Georgia Gulf) will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of Georgia Gulf under the notes and the indenture;

    (2) immediately after giving effect to the transaction, and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of the transaction as having been Incurred by the Successor Company or the Subsidiary at the time of the transaction, no Default or Event of Default will have occurred and be continuing;

    (3) immediately after giving effect to the transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "--Limitation on Indebtedness" covenant;

    (4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) will apply) will have by supplemental indenture confirmed that its Subsidiary Guarantee will apply to that Person's obligations in respect of the indenture and the notes and its obligations under the Registration Rights Agreement will continue to be in effect; and

    (5) Georgia Gulf will have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture.

    For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Georgia Gulf, which properties and assets, if held by Georgia Gulf instead of the Subsidiaries, would constitute all or substantially all of the properties and assets of Georgia Gulf on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of Georgia Gulf.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Georgia Gulf under the indenture, but, in the case of a lease of all or substantially all its assets, Georgia Gulf will not be released from the obligation to pay the principal of and interest on the notes.

    Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

    Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of Georgia Gulf (other than a Receivables Entity) may consolidate with, merge into or transfer all or part of its properties and assets to Georgia Gulf and
(y) Georgia Gulf may merge with an Affiliate incorporated solely for the purpose of reincorporating Georgia Gulf in another jurisdiction to realize tax or other benefits.

    FUTURE SUBSIDIARY GUARANTORS

    After the Issue Date, Georgia Gulf will cause each Restricted Subsidiary other than a Foreign Subsidiary or Receivables Entity which has not guaranteed Senior Indebtedness or Guarantor Senior Indebtedness or Incurred Indebtedness under the Senior Credit Agreement to execute and deliver to the trustee a Subsidiary Guarantee pursuant to which the Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the notes on a senior subordinated basis.

    LIMITATION ON LINES OF BUSINESS

    Georgia Gulf will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

    PAYMENTS FOR CONSENT

    Neither Georgia Gulf nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or amendment.

EVENTS OF DEFAULT

    Each of the following is an Event of Default:

    (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any note when due, continued for 30 days, whether or not the payment is prohibited by the provisions described under "Ranking and Subordination";

    (2) default in the payment of principal of or premium, if any, on any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not the payment is prohibited by the provisions described under "Ranking and Subordination";

    (3) failure by Georgia Gulf or any Subsidiary Guarantor to comply with its obligations under "Specified Covenants--Merger and Consolidation";

    (4) failure by Georgia Gulf to comply for 30 days after notice (with notices only given after the expiry of the periods permitted to perform an obligation) with any of its obligations under the covenants described under "Change of Control" above or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "Certain Covenants--Merger and Consolidation" which is covered by clause (3));

    (5) failure by Georgia Gulf to comply for 60 days after notice (with notices only given after the expiry of the periods permitted to perform an obligation) with its other agreements contained in the indenture;

    (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Georgia Gulf or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Georgia Gulf or any of its Restricted Subsidiaries), other than Indebtedness owed to Georgia Gulf or a Restricted Subsidiary, whether the Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

       (a) is caused by a failure to pay principal of, or interest or premium, if any, on the Indebtedness before the expiration of the grace period provided in the Indebtedness ("payment default"); or

       (b) results in the acceleration of the Indebtedness before its maturity (the "cross acceleration provision");

       and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

    (7) certain events of bankruptcy, insolvency or reorganization of Georgia Gulf or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Georgia Gulf and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

    (8) failure by Georgia Gulf or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, as of the latest audited consolidated financial statements for Georgia Gulf and its Restricted Subsidiaries, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

    (9) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for Georgia Gulf and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for Georgia Gulf and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the indenture or its Subsidiary Guarantee.

    However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the trustee or the holders of at least 25% in principal amount of the outstanding notes notify Georgia Gulf of the default and Georgia Gulf does not cure the default within the time specified in clauses
(4) and (5) of this paragraph after receipt of the notice.

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
    If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the trustee by notice to Georgia Gulf, or the holders of at least 25% in principal amount of the outstanding notes by notice to Georgia Gulf and the trustee, may, and the trustee at the request of the holders will, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, the principal, premium and accrued and unpaid interest will be due and payable immediately; PROVIDED, HOWEVER, that so long as any Indebtedness permitted by the provisions of the indenture to be incurred under the Senior Credit Agreement will be outstanding, no such acceleration will be effective until the earlier of (x) acceleration of any of the Indebtedness under the Senior Credit Agreement or (y) five business days after the giving of the acceleration notice to Georgia Gulf and the administrative agent under the Senior Credit Agreement of the acceleration. In the event of a declaration of acceleration of the notes because an Event of Default described in clause (6) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the notes will be automatically annulled if the event of default or payment default triggering the Event of Default pursuant to clause (6) is remedied or cured by Georgia Gulf or a Restricted Subsidiary of Georgia Gulf or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if
(1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived.

    Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes UNLESS:

    (1) the holder has previously given the trustee notice that an Event of Default is continuing;

    (2) holders of at least 25% in principal amount of the notes then outstanding have requested the trustee to pursue the remedy;

    (3) the holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

    (4) the trustee has not complied with the request within 60 days after the receipt of the request and the offer of security or indemnity; and

    (5) the holders of a majority in principal amount of the notes then outstanding have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with the request within the 60-day period.

    Subject to certain restrictions, the holders of a majority in principal amount of the notes then outstanding are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Before taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking the action.

    The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, Georgia Gulf is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any Default that occurred during the previous year. Georgia Gulf also is required to deliver to the trustee, within 30 days after the occurrence of a Default, written notice of any events which would constitute certain Defaults, their status and what action Georgia Gulf is taking or proposes to take in respect of that Default.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Georgia Gulf with the intention of avoiding payment of the premium that Georgia Gulf would have had to pay if Georgia Gulf then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture or was required to repurchase the notes, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs before November 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Georgia Gulf with the intention of avoiding the prohibition on redemption of the notes before November 1, 2003, the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

AMENDMENTS AND WAIVERS

    Subject to specified exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to specified exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

    (1) reduce the amount of notes whose holders must consent to an amendment;

    (2) reduce the stated rate of or extend the stated time for payment of interest on any note;

    (3) reduce the principal of or extend the Stated Maturity of any note;

    (4) reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed or repurchased as described above under "Optional Redemption," "Change of Control," "Specified Covenants--Limitation on Sales of Assets and Subsidiary Stock" or any similar provision, whether through an amendment or waiver of provisions in the covenants, definition or otherwise;

    (5) make any note payable in money other than that stated in the note;

    (6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on the holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the holder's notes; or

    (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

    Without the consent of any holder, Georgia Gulf and the trustee may amend the indenture to:

    (1) cure any ambiguity, omission, defect or inconsistency;

    (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of Georgia Gulf under the indenture;

    (3) provide for uncertificated notes in addition to or in place of certificated notes (PROVIDED that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in
       Section 163(f)(2)(B) of the Code);

    (4) add Guarantees with respect to the notes;

    (5) secure the notes;

    (6) add to the covenants of Georgia Gulf for the benefit of the holders or surrender any right or power conferred upon Georgia Gulf;

    (7) make any change that does not adversely affect the rights of any holder; or

    (8) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act.

However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of the Senior Indebtedness (or any group or representative of those holders authorized to give a consent) consent to the change.

    The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, Georgia Gulf is required to mail to the holders a notice briefly describing the amendment. However, the failure to give the notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

DEFEASANCE

    Georgia Gulf at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. If Georgia Gulf exercises its legal defeasance option, the Subsidiary Guarantees in effect at that time will terminate.

    Georgia Gulf at any time may terminate its obligations under covenants described under "Specified Covenants" (other than "Merger and Consolidation"), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of Default" above and the limitations contained in clause (3) under "Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

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
    Georgia Gulf may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Georgia Gulf exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect to the notes. If Georgia Gulf exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of Default" above or because of the failure of Georgia Gulf to comply with clause (3) under "Certain Covenants--Merger and Consolidation" above.

    In order to exercise either defeasance option, Georgia Gulf must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. In the case of legal defeasance only, the Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Georgia Gulf, as such, will have any liability for any obligations of Georgia Gulf under the notes, the indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, the obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

CONCERNING THE TRUSTEE

    SunTrust Bank, Atlanta is the trustee under the indenture and has been appointed by Georgia Gulf as registrar and paying agent with regard to the notes.

GOVERNING LAW

    The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

DEFINITIONS

    "ADDITIONAL ASSETS" means:

    (1) any property or assets (other than Indebtedness and Capital Stock) to be used by Georgia Gulf or a Restricted Subsidiary in a Related Business;

    (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of the Capital Stock by Georgia Gulf or a Restricted Subsidiary of Georgia Gulf; or

    (3) Capital Stock constituting a minority interest in any Person that at that time is a Restricted Subsidiary of Georgia Gulf;

PROVIDED, HOWEVER, that, in the case of clauses (2) and (3), the Restricted Subsidiary is primarily engaged in a Related Business.

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    "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.

    "ASSET DISPOSITION" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Georgia Gulf or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction. For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Disposition, will be deemed to be a single Asset Disposition effected when the last transaction which is a part of that series is effected.

    Notwithstanding the preceding, the following items will not be deemed to be Asset Dispositions:

    (1) a disposition by a Restricted Subsidiary to Georgia Gulf or by Georgia Gulf or a Restricted Subsidiary to a Wholly-Owned Subsidiary (other than a Receivables Entity);

    (2) the sale of cash or Cash Equivalents in the ordinary course of business;

    (3) a disposition of inventory in the ordinary course of business;

    (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Georgia Gulf and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

    (5) transactions permitted under "Specified Covenants--Merger and Consolidation";

    (6) an issuance of Capital Stock by a Restricted Subsidiary of Georgia Gulf to Georgia Gulf or to a Wholly-Owned Subsidiary (other than a Receivables Entity);

    (7) for purposes of "Specified Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, the making of a Permitted Investment or a disposition subject to "Specified Covenants--Limitation on Restricted Payments";

    (8) an Asset Swap; PROVIDED that (a) at the time of entering into the Asset Swap and immediately after giving effect to the Asset Swap, no Default or Event of Default will have occurred and be continuing or would occur as a consequence of the Asset Swap and (b) the terms of the Asset Swap have been approved by a majority of the members of the Board of Directors of Georgia Gulf;

    (9) sales of accounts receivable and related assets or an interest in accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

    (10) dispositions of assets with an aggregate fair market value since the Issue Date of less than $25.0 million;

    (11) dispositions in connection with Permitted Liens;

    (12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Georgia Gulf and its Restricted Subsidiaries;

    (13) dispositions of assets included in Georgia Gulf's methanol business in existence on the Issue Date to the extent the operation of the assets are reflected on Georgia Gulf's consolidated financial statements as discontinued operations; and

    (14) foreclosure on assets.

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    "ASSET SWAP" means the concurrent purchase and sale or exchange of Related
Business Assets between Georgia Gulf or any of its Restricted Subsidiaries and another Person; PROVIDED that any cash received must be applied in accordance with "Limitation on Sales of Assets and Subsidiary Stock."

    "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction (including any period for which the lease has been extended).

    "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of the Indebtedness or redemption or similar payment with respect to the Preferred Stock multiplied by the amount of the payment by (2) the sum of all the payments.

    "BANK INDEBTEDNESS" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, any premium, interest (including interest accruing after or which would accrue but for the filing of any petition in bankruptcy or for reorganization relating to Georgia Gulf or any subsidiary at the rate specified in the Senior Credit Agreement whether or not a claim for post filing interest is allowed in the proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable under the Senior Credit Agreement or in respect of the Senior Credit Agreement.

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of the Person or any duly authorized committee of the board of directors.

    "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of the Person, including any Preferred Stock, but excluding any debt securities convertible into the equity.

    "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by the obligation will be the capitalized amount of the obligation at the time any determination of the obligation is to be made as determined in accordance with GAAP, and the Stated Maturity of the obligation will be the date of the last payment of rent or any other amount due under the lease before the first date the lease may be terminated without penalty.

    "CASH EQUIVALENTS" means: (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support of those securities), having maturities of not more than one year from the date of acquisition; (2) marketable general obligations issued by any state of the United States of America or any political subdivision of the state or any public instrumentality of the state maturing within one year from the date of acquisition of those securities (provided that the full faith and credit of the United States is pledged in support of those securities) and, at the time of acquisition of those securities, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition of those deposits or bankers' acceptances issued by any commercial bank, the long-term debt of which is rated at the time of acquisition of the debt at least "A" or the equivalent rating by Standard & Poor's Ratings Services, or "A" or the equivalent rating by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

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(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and
(3) entered into with any bank meeting the qualifications specified in clause (3) above; (5) commercial paper rated at the time of acquisition of the commercial paper at least "A-2" or the equivalent rating by Standard & Poor's Ratings Services or "P-2" or the equivalent rating by Moody's Investors
Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition of the commercial paper; and (6)interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through (5) above.

    "CHANGE OF CONTROL" means:

    (1) any "person" or "group" of related persons (as these terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that the person or group will be deemed to have "beneficial ownership" of all shares that any the person or group has the right to acquire, whether the right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Georgia Gulf (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, the person or group will be deemed to beneficially own any Voting Stock of Georgia Gulf held by an entity, if the person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of the entity); or

    (2) the first day on which a majority of the members of the Board of Directors of Georgia Gulf are not Continuing Directors; or

    (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Georgia Gulf and its Restricted Subsidiaries taken as a whole to any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act); or

    (4) the adoption by the stockholders of Georgia Gulf of a plan or proposal for the liquidation or dissolution of Georgia Gulf.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMODITY AGREEMENT" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by Georgia Gulf or any of its Restricted Subsidiaries designed to protect Georgia Gulf or any of its Restricted Subsidiaries against fluctuations in the price of raw materials or power used in the ordinary course of Georgia Gulf or its Restricted Subsidiaries.

    "CONSOLIDATED COVERAGE RATIO" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of the Person for the period of the most recent four consecutive fiscal quarters ending before the date of the determination for which financial statements are in existence to (y) Consolidated Interest Expense for the four fiscal quarters; PROVIDED, HOWEVER, that:

    (1) if Georgia Gulf or any Restricted Subsidiary:

       (a) has Incurred any Indebtedness since the beginning of the period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for the period will be calculated after giving effect on a pro forma basis to the Indebtedness as if the Indebtedness had been Incurred on the first day of the period (except that in making the computation, the amount of

           Indebtedness under any revolving credit facility outstanding on the date of the calculation will be computed based on (i) the average daily balance of the Indebtedness during the four fiscal quarters or any shorter period for which the facility was outstanding or (ii) if the facility was created after the end of the four fiscal quarters, the average daily balance of the Indebtedness during the period from the date of creation of the facility to the date of the calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of the new Indebtedness as if the discharge had occurred on the first day of the period; or

       (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless the Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for the period will be calculated after giving effect on a pro forma basis to the discharge of the Indebtedness, including with the proceeds of the new Indebtedness, as if the discharge had occurred on the first day of the period;

    (2) if since the beginning of the period Georgia Gulf or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

       (a) the Consolidated EBITDA for the period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of the Asset Disposition for the period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for the period; and

       (b) Consolidated Interest Expense for the period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Georgia Gulf or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Georgia Gulf and its continuing Restricted Subsidiaries in connection with the Asset Disposition for the period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for the period directly attributable to the Indebtedness of the Restricted Subsidiary to the extent Georgia Gulf and its continuing Restricted Subsidiaries are no longer liable for the Indebtedness after the sale);

    (3) if since the beginning of the period Georgia Gulf or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into Georgia Gulf) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under the indenture, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for the period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if the Investment or acquisition occurred on the first day of the period; and

    (4) if since the beginning of the period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Georgia Gulf or any Restricted Subsidiary since the beginning of the period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or
       (3) above if made by Georgia Gulf or a Restricted Subsidiary during the period, Consolidated EBITDA and Consolidated Interest Expense for the period will be calculated after giving pro forma effect thereto as if the Asset Disposition or Investment or acquisition of assets occurred on the first day of the period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Georgia Gulf (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on the Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to the Indebtedness if the Interest Rate Agreement has a remaining term in excess of 12 months).

    "CONSOLIDATED EBITDA" for any period means, without duplication, the Consolidated Net Income for the period, plus the following to the extent deducted in calculating the Consolidated Net Income:

    (1) Consolidated Interest Expense;

    (2) Consolidated Income Taxes;

    (3) consolidated depreciation expense;

    (4) consolidated amortization of intangibles; and

    (5) other non-cash charges reducing Consolidated Net Income (excluding any the non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of the Person only to the extent (and in the same proportion) that the net income (loss) of the Restricted Subsidiary was included in calculating the Consolidated Net Income of the Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of the Restricted Subsidiary or if the Restricted Subsidiary has net income for the period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to Georgia Gulf by the Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    "CONSOLIDATED INCOME TAXES" means, with respect to any Person for any period, taxes imposed upon the Person or other payments required to be made by the Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of the Person or the Person and its Restricted Subsidiaries (to the extent the income or profits were included in computing Consolidated Net Income for the period), regardless of whether the taxes or payments are required to be remitted to any governmental authority.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of Georgia Gulf and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in the interest expense:

    (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if the lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

    (2) amortization of debt discount;

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
    (3) non-cash interest expense;

    (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

    (5) the interest expense on Indebtedness of another Person that is Guaranteed by the Person or one of its Restricted Subsidiaries or secured by a Lien on assets of the Person or one of its Restricted Subsidiaries;

    (6) net costs associated with Hedging Obligations (including amortization of fees);

    (7) the consolidated interest expense of the Person and its Restricted Subsidiaries that was capitalized during the period;

    (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during the period on any series of Disqualified Stock of the Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than Georgia Gulf or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of the Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

    (9) the cash contributions to any employee stock ownership plan or similar trust to the extent the contributions are used by the plan or trust to pay interest or fees to any Person (other than Georgia Gulf) in connection with Indebtedness Incurred by the plan or trust; PROVIDED, HOWEVER, that there will be excluded therefrom any interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by Georgia Gulf or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by Georgia Gulf and its Subsidiaries with respect to Interest Rate Agreements, but excluding net payments made or received with respect to the termination of Interest Rate Agreements terminated on or before March 31, 2000 relating to Indebtedness existing on the Issue Date.

    "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of Georgia Gulf and its consolidated Restricted Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there will not be included in the Consolidated Net Income:

    (1) any net income (loss) of any Person if the Person is not a Restricted Subsidiary, except that:

       (a) subject to the limitations contained in clauses (4), (5) and
           (6) below, Georgia Gulf's equity in the net income of any the Person for the period will be included in the Consolidated Net Income up to the aggregate amount of cash which could have been distributed by the Person during the period to Georgia Gulf or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

       (b) Georgia Gulf's equity in a net loss of any the Person (other than an Unrestricted Subsidiary) for the period will be included in determining the Consolidated Net Income to the extent the loss has been funded with cash from Georgia Gulf or a Restricted Subsidiary;

    (2) any net income (loss) of any Person acquired by Georgia Gulf or a Subsidiary in a pooling of interests transaction for any period before the date of the acquisition;

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    (3) any net income (but not loss) of any Restricted Subsidiary if the
       Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by the Restricted Subsidiary, directly or indirectly, to Georgia Gulf, except that:

       (a) subject to the limitations contained in clauses (4), (5) and
           (6) below, Georgia Gulf's equity in the net income of any the Restricted Subsidiary for the period will be included in the Consolidated Net Income up to the aggregate amount of cash that could have been distributed by the Restricted Subsidiary during the period to Georgia Gulf or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

       (b) Georgia Gulf's equity in a net loss of any such Restricted Subsidiary for the period will be included in determining the Consolidated Net Income;

    (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Georgia Gulf or its consolidated Restricted Subsidiaries (including pursuant to any Sale/ Leaseback Transaction but excluding sales, transfers or other dispositions in connection with Qualified Receivables Transactions) which is not sold or otherwise disposed of in the ordinary course of business and any gain
       (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (5) any extraordinary gain or loss; and

    (6) the cumulative effect of a change in accounting principles.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Georgia Gulf who:

    (1) was a member of the Board of Directors on the date of the indenture; or

    (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election.

    "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which the Person is a party or a beneficiary.

    "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" means (1) the Bank Indebtedness (to the extent the Bank Indebtedness constitutes Senior Indebtedness) and (2) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders of the Senior Indebtedness are committed to lend up to, at least $25 million and is specifically designated in the instrument evidencing or governing the Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

    "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of the Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of Georgia Gulf or a Restricted Subsidiary); or

    (3) is redeemable at the option of the holder of the Capital Stock, in whole or in part,

                                       59
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    in each case on or before the date that is 91 days after the date (a) on which the notes mature or (b) on which there are no notes outstanding; PROVIDED that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder of Capital Stock before that date will be deemed to be Disqualified Stock; PROVIDED, FURTHER that any Capital Stock that would constitute Disqualified Stock solely because the holders of Capital Stock have the right to require Georgia Gulf to repurchase the Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the indenture) will not constitute Disqualified Stock if the terms of the Capital Stock (and all those securities into which it is convertible or for which it is ratable or exchangeable) provide that Georgia Gulf may not repurchase or redeem any the Capital Stock (and all those securities into which it is convertible or for which it is ratable or exchangeable) pursuant to the provision before compliance by Georgia Gulf with the provisions of the indenture described under the captions "Change of Control" and "Specified Covenants--Limitation on Sales of Assets and Subsidiary Stock" and the repurchase or redemption complies with "Specified Covenants--Restricted Payments."

    "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that is organized under the laws of the United States of America or any state of the United States or the District of Columbia.

    "EQUITY OFFERING" means an offering for cash by Georgia Gulf of its common stock, or options, warrants or rights with respect to its common stock.

    "FOREIGN SUBSIDIARY" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state of the United States or the District of Columbia.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in the other statements by the other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of the Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) the Indebtedness of the other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

    (2) entered into for purposes of assuring in any other manner the obligee of the Indebtedness of the payment of the Indebtedness or to protect the obligee against loss in respect of the Indebtedness (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to a Subsidiary Guarantor, the following obligations, whether outstanding on the date of the indenture or issued after the date of the indenture, created, Incurred or assumed, without duplication:

    (1) the Bank Indebtedness Incurred by the Subsidiary Guarantor;

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    (2) all Guarantees by the Subsidiary Guarantor of Senior Indebtedness of
       Georgia Gulf or Guarantor Senior Indebtedness of any other Subsidiary Guarantor; and

    (3) all obligations consisting of principal of, premium on, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Subsidiary Guarantor.

Guarantor Senior Indebtedness includes interest accruing after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor regardless of whether post-filing interest is allowed in the proceeding.

    Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

    (1) any Indebtedness which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of the Indebtedness are not superior in right of, or are subordinate to, payment of the notes and the Subsidiary Guarantee;

    (2) any obligations of the Subsidiary Guarantor to another Subsidiary or Georgia Gulf;

    (3) any liability for Federal, state, local, foreign or other taxes owed or owing by the Subsidiary Guarantor;

    (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees of any accounts receivable or other liabilities or instruments evidencing the liabilities);

    (5) any Indebtedness, Guarantee or obligation of the Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Subsidiary Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of the Guarantor; or

    (6) any Capital Stock.

    "GUARANTOR SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to a Subsidiary Guarantor, the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee and any other Indebtedness of the Subsidiary Guarantor (whether outstanding on the Issue Date or Incurred after that date) that specifically provides that the Indebtedness is to rank equally in right of payment with the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of the Subsidiary Guarantor which is not Guarantor Senior Indebtedness of the Subsidiary Guarantor.

    "GUARANTOR SUBORDINATED OBLIGATION" means, with respect to a Subsidiary Guarantor, any Indebtedness of the Subsidiary Guarantor (whether outstanding on the Issue Date or Incurred after that date) which is expressly subordinate in right of payment to the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

    "HEDGING OBLIGATIONS" of any Person means the obligations of the Person pursuant to any Commodity Agreement, Interest Rate Agreement or Currency Agreement.

    "INCUR" means issue, create, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time the person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by the Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

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    "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

    (1) the principal of and premium, if any, in respect of indebtedness of the Person for borrowed money;

    (2) the principal of and premium, if any, in respect of obligations of the Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) the principal component of all obligations of the Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent the reimbursement obligation relates to a trade payable and the obligation is satisfied within 30 days of Incurrence);

    (4) the principal component of all obligations of the Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto;

    (5) Capitalized Lease Obligations and all Attributable Indebtedness of the Person;

    (6) the principal component or liquidation preference of all obligations of the Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

    (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of the Person, whether or not the Indebtedness is assumed by the Person; PROVIDED, HOWEVER, that the amount of the Indebtedness will be the lesser of (a) the fair market value of the asset at the date of determination and (b) the amount of the Indebtedness of the other Persons;

    (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by the Person; and

    (9) to the extent not otherwise included in this definition, net obligations of the Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to the obligation that would be payable by the Person at that time);

PROVIDED that notwithstanding the preceding, the following items will not constitute Indebtedness of a Person:

    (1) Qualified Receivables Transactions entered into by the Person; and

    (2) take-or-pay obligations contained in supply agreements entered into in the ordinary course of business of the Person.

The amount of Indebtedness of any Person at any date will be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date.

    In addition, "Indebtedness" of any Person will include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of the Person if:

    (1) the Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

    (2) the Person or a Restricted Subsidiary of the Person is a general partner of the Joint Venture (a "General Partner"); and

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    (3) there is recourse, by contract or operation of law, with respect to the payment of the Indebtedness to property or assets of the Person or a Restricted Subsidiary of the Person; and then the Indebtedness will be included in an amount not to exceed:

       (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of the obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of the Person or a Restricted Subsidiary of the Person; or

       (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of the Indebtedness that is recourse to the Person or a Restricted Subsidiary of the Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense will be included in Consolidated Interest Expense to the extent actually paid by Georgia Gulf or its Restricted Subsidiaries.

    "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which the Person is party or a beneficiary.

    "INVESTMENT" means, with respect to any Person, all investments by the Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, the Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that none of the following will be deemed to be an Investment:

    (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the indenture;

    (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

    (3) an acquisition of assets, Capital Stock or other securities by Georgia Gulf or a Subsidiary for consideration to the extent the consideration consists of common equity securities of Georgia Gulf.

    For purposes of "Specified Covenants--Limitation on Restricted Payments",

    (1) "Investment" will include the portion (proportionate to Georgia Gulf's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of the Restricted Subsidiary of Georgia Gulf at the time that the Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of the Subsidiary as a Restricted Subsidiary, Georgia Gulf will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
       (a) Georgia Gulf's "Investment" in the Subsidiary at the time of the redesignation less (b) the portion (proportionate to Georgia Gulf's equity interest in the Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of Georgia Gulf in good faith) of the Subsidiary at the time that the Subsidiary is so re-designated a Restricted Subsidiary; and

    (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of the transfer, in each case as determined in good faith by the Board of Directors of Georgia Gulf. If Georgia Gulf or any Restricted Subsidiary of Georgia Gulf sells

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       or otherwise disposes of any Voting Stock of any Restricted Subsidiary of
       Georgia Gulf such that, after giving effect to any such sale or disposition, the entity is no longer a Subsidiary of Georgia Gulf, Georgia Gulf will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of Georgia Gulf in good faith) of the Capital Stock of the Subsidiary not sold or disposed of.

    "ISSUE DATE" means November 12, 1999.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature of these interests).

    "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of the Asset Disposition or received in any other noncash form) therefrom, in each case net of:

    (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of the Asset Disposition;

    (2) all payments made on any Indebtedness which is secured by any assets subject to the Asset Disposition, in accordance with the terms of any Lien upon the assets, or which must by its terms, or in order to obtain a necessary consent to the Asset Disposition, or by applicable law be repaid out of the proceeds from the Asset Disposition;

    (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of the Asset Disposition; and

    (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in the Asset Disposition and retained by Georgia Gulf or any Restricted Subsidiary after the Asset Disposition.

    "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of the issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result of the issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

    "NON-RECOURSE DEBT" means Indebtedness:

    (1) as to which neither Georgia Gulf nor any Restricted Subsidiary
       (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

    (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Georgia Gulf or any

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       Restricted Subsidiary to declare a default under the other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable before its stated maturity; and

    (3) with respect to each Incurrence of Indebtedness having a principal amount in excess of $100,000, the explicit terms of which provide there is no recourse against any of the assets of Georgia Gulf or its Restricted Subsidiaries.

    "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, Corporate Controller or the Secretary of Georgia Gulf.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Georgia Gulf.

    "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the trustee. The counsel may be an employee of or counsel to Georgia Gulf or the trustee.

    "PERMITTED INVESTMENT" means an Investment by Georgia Gulf or any Restricted Subsidiary in:

    (1) a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of the Investment, become a Restricted Subsidiary (other than a Receivables Entity); PROVIDED, HOWEVER, that the primary business of the Restricted Subsidiary is a Related Business;

    (2) another Person if as a result of the Investment the other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Georgia Gulf or a Restricted Subsidiary (other than a Receivables Entity); PROVIDED, HOWEVER, that the Person's primary business is a Related Business;

    (3) cash and Cash Equivalents;

    (4) receivables owing to Georgia Gulf or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that the trade terms may include the concessionary trade terms as Georgia Gulf or any such Restricted Subsidiary deems reasonable under the circumstances;

    (5) payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (6) loans or advances to employees made in the ordinary course of business consistent with past practices of Georgia Gulf or the Restricted Subsidiary;

    (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Georgia Gulf or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

    (8) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with "Specified Covenants--Limitation on Sales of Assets and Subsidiary Stock";

    (9) Investments in existence on the Issue Date;

    (10) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Specified Covenants--Limitation on Indebtedness";

    (11) Investments by Georgia Gulf or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of the Investment not to exceed
       $25.0 million outstanding at any one time;

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    (12) Guarantees issued in accordance with "Specified Covenants--Limitations on Indebtedness";

    (13) Investments by Georgia Gulf or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction; PROVIDED, HOWEVER, that any Investment in the Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by Georgia Gulf or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or the Person owning the accounts receivable; and

    (14) Investments by Georgia Gulf or any of its Restricted Subsidiaries in a Permitted Joint Venture, so long as (a) the Permitted Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of the Investment (other than Indebtedness owing to the equity holders of the Permitted Joint Venture, Georgia Gulf or any Restricted Subsidiary of Georgia Gulf), (b) the documentation governing the Permitted Joint Venture does not contain a restriction on distributions to Georgia Gulf or its Restricted Subsidiaries, (c) the Permitted Joint Venture is engaged only in a Related Business and (d) after giving pro forma effect to the Investment, Georgia Gulf would be permitted to Incur $1.00 of additional Indebtedness under the first paragraph of "Specified Covenants--Limitations on Indebtedness."

    "PERMITTED JOINT VENTURE" means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of that Person is at the time of determination owned or controlled, directly or indirectly, by the Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which
(1) 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by the Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (2) either the Person or any Restricted Subsidiary of the Person is a controlling general partner or no other Person controls the entity.

    "PERMITTED LIENS" means, with respect to any Person:

    (1) Liens securing Indebtedness and other obligations under the Senior Credit Agreement and related Hedging Obligations and other Senior Indebtedness and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under the Senior Credit Agreement and other Guarantor Senior Indebtedness permitted to be incurred under the indenture;

    (2) pledges or deposits by the Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Person is a party, or deposits to secure public or statutory obligations of the Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which the Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

    (3) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as will be required by GAAP will have been made in respect of that Lien;

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    (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect of that Lien;

    (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of the Person in the ordinary course of its business; PROVIDED, HOWEVER, that the letters of credit do not constitute Indebtedness;

    (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Person;

    (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing the Hedging Obligation;

    (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Georgia Gulf or any of its Restricted Subsidiaries;

    (9) judgment Liens not giving rise to an Event of Default so long as the Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of the judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

    (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business PROVIDED that:

       (a) the aggregate principal amount of Indebtedness secured by the Liens is otherwise permitted to be Incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

       (b) the Liens are created within 180 days of construction or acquisition of the assets or property and do not encumber any other assets or property of Georgia Gulf or any Restricted Subsidiary other than the assets or property and assets affixed or appurtenant thereto;

    (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; PROVIDED that:

       (a) the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Georgia Gulf in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

       (b) the deposit account is not intended by Georgia Gulf or any Restricted Subsidiary to provide collateral to the depository institution;

    (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Georgia Gulf and its Restricted Subsidiaries in the ordinary course of business;

    (13) Liens existing on the Issue Date;

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    (14) Liens on property or shares of stock of a Person at the time the Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that the Liens are not created, incurred or assumed in connection with, or in contemplation of, the other Person becoming a Restricted Subsidiary; PROVIDED FURTHER, HOWEVER, that any the Lien may not extend to any other property owned by Georgia Gulf or any Restricted Subsidiary;

    (15) Liens on property at the time Georgia Gulf or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Georgia Gulf or any Restricted Subsidiary; PROVIDED, HOWEVER, that the Liens are not created, incurred or assumed in connection with, or in contemplation of, the acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by Georgia Gulf or any Restricted Subsidiary;

    (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Georgia Gulf or a Wholly-Owned Subsidiary (other than a Receivables Entity);

    (17) Liens securing the notes and the Subsidiary Guarantees;

    (18) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, PROVIDED that any the Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect of that property or those assets) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien under the indenture; and

    (19) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision of a government or agency, or any other entity.

    "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Person, over shares of Capital Stock of any other class of the Person.

    "PURCHASE MONEY NOTE" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from Georgia Gulf or any Restricted Subsidiary of Georgia Gulf in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to the investors and amounts owing to the investors and amounts paid in connection with the purchase of newly generated accounts receivable.

    "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by Georgia Gulf or any of its Restricted Subsidiaries pursuant to which Georgia Gulf or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by Georgia Gulf or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Georgia Gulf or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, the proceeds of the receivables and other assets which are customarily transferred, or in

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respect of which security interests are customarily granted in connection with asset securitizations involving accounts receivable.

    "RECEIVABLES ENTITY" means a Wholly-Owned Subsidiary of Georgia Gulf (or another Person in which Georgia Gulf or any Restricted Subsidiary of Georgia Gulf makes an Investment and to which Georgia Gulf or any Restricted Subsidiary of Georgia Gulf transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Georgia Gulf (as provided below) as a Receivables Entity:

    (1) of which no portion of the Indebtedness or any other obligations (contingent or otherwise):

       (a) is guaranteed by Georgia Gulf or any Restricted Subsidiary of Georgia Gulf (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

       (b) is recourse to or obligates Georgia Gulf or any Restricted Subsidiary of Georgia Gulf in any way other than pursuant to Standard Securitization Undertakings; or

       (c) subjects any property or asset of Georgia Gulf or any Restricted Subsidiary of Georgia Gulf, directly or indirectly, contingently or otherwise, to the satisfaction of that Indebtedness, other than pursuant to Standard Securitization Undertakings;

    (2) with which neither Georgia Gulf nor any Restricted Subsidiary of Georgia Gulf has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Georgia Gulf or the Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Georgia Gulf, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

    (3) to which neither Georgia Gulf nor any Restricted Subsidiary of Georgia Gulf has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results.

    The designation by the Board of Directors of Georgia Gulf will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Georgia Gulf giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions.

    "REFINANCING INDEBTEDNESS" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances", and "refinanced" will have a correlative meaning) any Indebtedness existing on the date of the indenture or Incurred in compliance with the indenture (including Indebtedness of Georgia Gulf that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, PROVIDED, HOWEVER, that:

    (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than or the same as the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

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    (2) the Refinancing Indebtedness has an Average Life at the time the
       Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

    (3) the Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness incurred to pay interest or premiums required by the instruments governing the existing Indebtedness as in effect at the time of issuance of the Refinancing Indebtedness and fees in connection therewith); and

    (4) if the Indebtedness being refinanced is subordinated in right of payment to the notes or the Subsidiary Guarantee, the Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "RELATED BUSINESS" means any business which is the same as or related, ancillary or complementary to any of the businesses of Georgia Gulf and its Restricted Subsidiaries on the Issue Date.

    "RELATED BUSINESS ASSETS" means assets used or useful in a Related Business.

    "REPRESENTATIVE" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness; PROVIDED that when used in connection with the Senior Credit Agreement, the term "Representative" will refer to the administrative agent under the Senior Credit Agreement.

    "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of Georgia Gulf other than an Unrestricted Subsidiary.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or acquired in the future whereby Georgia Gulf or a Restricted Subsidiary transfers the property to a Person and Georgia Gulf or a Restricted Subsidiary leases it from the Person.

    "SENIOR CREDIT AGREEMENT" means one or more debt facilities (including, without limitation, the Credit Agreement, dated as of November 12, 1999, among Georgia Gulf, the eligible subsidiaries referred to in that agreement, The Chase Manhattan Bank, as Administrative Agent, Syndication Agent and Collateral Agent, and the lenders parties thereto from time to time) or commercial paper facilities to which Georgia Gulf is a party with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against the receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original credit agreement or any other credit or other agreement or indenture).

    "SENIOR INDEBTEDNESS" means, whether outstanding on the Issue Date or issued after that date, created, Incurred or assumed, the Bank Indebtedness Incurred by Georgia Gulf, Indebtedness relating to Georgia Gulf's $100 million aggregate principal amount of 7 5/8% notes due 2005, and all other Indebtedness of Georgia Gulf, including accrued and unpaid interest (including interest accruing after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization relating to Georgia Gulf at the rate specified in the documentation with respect thereto whether or not a claim for

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post-filing interest is allowed in the proceeding) and fees relating thereto;
PROVIDED, HOWEVER, that Senior Indebtedness will not include:

    (1) any Indebtedness with respect to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of the Indebtedness are not superior in right of, or are subordinate to, payment of the notes and the Subsidiary Guarantee;

    (2) any obligation of Georgia Gulf to any Subsidiary;

    (3) any liability for Federal, state, foreign, local or other taxes owed or owing by Georgia Gulf;

    (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees of the accounts receivable or other liability or instruments evidencing the liabilities);

    (5) any Indebtedness, Guarantee or obligation of Georgia Gulf that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Georgia Gulf, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

    (6) any Capital Stock.

    "SENIOR SUBORDINATED INDEBTEDNESS" means the notes and any other Indebtedness of Georgia Gulf that specifically provides that the Indebtedness is to rank equally with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Georgia Gulf which is not Senior Indebtedness.

    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Georgia Gulf within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by Georgia Gulf or any Restricted Subsidiary of Georgia Gulf which are reasonably customary in securitization of accounts receivable transactions.

    "STATED MATURITY" means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision, but will not include any contingent obligations to repay, redeem or repurchase the principal before the date originally scheduled for the payment of the principal.

    "SUBORDINATED OBLIGATION" means any Indebtedness of Georgia Gulf (whether outstanding on the Issue Date or Incurred after that date) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

    "SUBSIDIARY GUARANTEE" means, individually, any Guarantee of payment of the notes by a Subsidiary Guarantor pursuant to the terms of the indenture and any supplemental indenture thereto, and, collectively, all the Guarantees. Each Subsidiary Guarantee will be in the form prescribed by the indenture.

    "SUBSIDIARY GUARANTOR" means each Subsidiary of Georgia Gulf in existence on the Issue Date other than a Receivables Entity and any Restricted Subsidiary created or acquired by Georgia Gulf after the Issue Date other than a Foreign Subsidiary or a Receivables Entity which has not guaranteed Senior Indebtedness or Guarantor Senior Indebtedness or Incurred Indebtedness under the Senior Credit Agreement and any other Subsidiary that executes a Subsidiary Guarantee in accordance with the terms of the indenture.

    "SUBSIDIARY" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares

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of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the Person is at the time owned or controlled, directly or indirectly, by (1) the Person, (2) the Person and one or more Subsidiaries of the Person or (3) one or more Subsidiaries of the Person. Unless otherwise specified in this prospectus, each reference to a Subsidiary will refer to a Subsidiary of Georgia Gulf.

    "UNRESTRICTED SUBSIDIARY" means:

       (1) any Subsidiary of Georgia Gulf that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of Georgia Gulf in the manner provided below; and

       (2) any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors of Georgia Gulf may designate any Subsidiary of Georgia Gulf (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment in a Subsidiary) to be an Unrestricted Subsidiary only if:

       (1) the Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of Georgia Gulf which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

       (2) all the Indebtedness of the Subsidiary and its Subsidiaries will, at the date of designation, and will at all times after that date, consist of Non-Recourse Debt;

       (3) the designation and the Investment of Georgia Gulf in the Subsidiary complies with "Specified Covenants--Limitation on Restricted Payments";

       (4) the Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of Georgia Gulf and its Subsidiaries;

       (5) the Subsidiary is a Person with respect to which neither Georgia Gulf nor any of its Restricted Subsidiaries has any direct or indirect obligation:

           (a) to subscribe for additional Capital Stock of the Person; or

           (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

       (6) on the date the Subsidiary is designated an Unrestricted Subsidiary, the Subsidiary is not a party to any agreement, contract, arrangement or understanding with Georgia Gulf or any Restricted Subsidiary with terms substantially less favorable to Georgia Gulf than those that might have been obtained from Persons who are not Affiliates of Georgia Gulf.

    Any such designation by the Board of Directors of Georgia Gulf will be evidenced to the trustee by filing with the trustee a resolution of the Board of Directors of Georgia Gulf giving effect to the designation and an Officers' Certificate certifying that the designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will, after that date, cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of the Subsidiary will be deemed to be Incurred as of that date.

    The Board of Directors of Georgia Gulf may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to the designation, no Default or Event of Default will have occurred and be continuing or would occur as a consequence of the

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designation and Georgia Gulf could incur at least $1.00 of additional
Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account the designation.

    "VOTING STOCK" of a Person means all classes of Capital Stock of the Person then outstanding and normally entitled to vote in the election of directors or other governing body.

    "WHOLLY-OWNED SUBSIDIARY" means a Restricted Subsidiary of Georgia Gulf, all of the Capital Stock of which (other than directors' qualifying shares) is owned by Georgia Gulf or another Wholly-Owned Subsidiary.

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     PRINCIPAL UNITED STATES FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS

    The following is a summary of specified United States federal income, estate and withholding tax matters. In the case of Non-U.S. Holders, as defined below, this discussion summarizes the principal United States federal income tax consequences of the exchange offer and of the purchase, ownership and disposition of the notes. In the case of U.S. Holders, as defined below, this discussion addresses only the United States federal income tax consequences of the exchange offer.

    As used in this prospectus, the term "U.S. Holder" means a beneficial owner of notes that is, for United States tax purposes.

    - a citizen or individual resident of the United States;

    - a corporation or partnership (or other entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any political subdivision of the United States;

    - an estate, the income of which is subject to United States federal income taxation regardless of its source; or

    - a trust over which a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (including specified trusts in existence on August 20, 1996 and treated as United States persons before that date that timely elected to continue to be treated as a United States person).

    The term "Non-U.S. Holder" means any holder that is not a U.S. Holder.

    This summary is based on current law, is subject to change (perhaps retroactively), is for general purposes only and should not be considered tax advice. This summary deals only with notes held as capital assets within the meaning of Section 1221 of the Code. This summary does not represent a detailed description of the federal tax consequences to you in light of your particular circumstances. In addition, it does not represent a detailed description of the U.S. federal tax consequences applicable to you if you are subject to special treatment under the U.S. federal tax laws, including if you are a financial institution, tax-exempt organization, insurance company, dealer in securities or foreign currencies, "controlled foreign corporation," "passive foreign investment company" or "foreign personal holding company". We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. You should consult your own tax advisor concerning the particular United States federal tax consequences to you of the ownership of notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

EXCHANGE OFFER

    The exchange of the outstanding notes for exchange notes should not be treated as a taxable transaction to U.S. Holders or to Non-U.S. Holders for United States federal income tax purposes. Rather, the exchange notes received should be treated as a continuation of the outstanding notes surrendered in exchange. As a result, there should be no material United States federal income tax consequences to U.S. Holders or to Non-U.S. Holders exchanging outstanding notes for exchange notes.

OWNERSHIP AND DISPOSITION OF NOTES BY NON-U.S. HOLDERS

    U.S. FEDERAL WITHHOLDING TAX

    Unless an exception applies as described below, payments of premium and interest on the notes to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a flat rate of 30% of the gross

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amount of the payment. However, the 30% U.S. federal withholding tax will not apply to any payment of premium or interest on the notes if:

    - the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the United States Treasury regulations;

    - the holder is not a controlled foreign corporation that is related to us, actually or constructively, through stock ownership;

    - the holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

    - (a) the holder provides its name and address on a properly executed IRS Form W-8, IRS Form W-8BEN or successor form and certifies, under penalty of perjury, that it is not a U.S. person or (b) a financial institution holding the notes on the holder's behalf certifies, under penalty of perjury, that it has received the IRS Form W-8, IRS Form W-8BEN or successor form from the beneficial owner and provides us with a copy.

    If the holder cannot satisfy the requirements described above, payments of premium and interest made on the notes will be subject to the United States federal withholding tax, unless the holder provides us with a properly executed
(1) IRS Form 1001, IRS Form W-8BEN or successor form claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS
Form 4224, IRS Form W-8ECI or successor form stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the holder's conduct of a trade or business in the United States.

    The 30% United States federal withholding tax will not apply to the payment of principal or to any gain a Non-U.S. Holder realizes on the sale, exchange, retirement or other disposition of the notes.

    UNITED STATES FEDERAL ESTATE TAX

    The estate of an individual who is not, for United States federal estate tax purposes, a citizen or resident of the United States generally will not be subject to United States federal estate tax on notes beneficially owned by the individual at the time of death, provided that (1) the individual does not own 10% or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and the United States Treasury regulations, and (2) interest on the notes would not have been, if received at the time of the individual's death, effectively connected with the conduct by that individual of a trade or business in the United States.

    UNITED STATES FEDERAL INCOME TAX

    If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will be subject to United States federal income tax on that interest on a net income basis in the same manner as if it were a United States person as defined under the Code, even though it will be exempt from the withholding tax with respect to that interest. In addition, if that Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, of its earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on the notes will be included in earnings and profits.

    Any gain realized on the disposition of the notes generally will not be subject to United States federal income tax unless (1) that gain or income is effectively connected with that holder's conduct of a trade or business in the United States or (2) the holder is an individual who is present in the United

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States for 183 days or more in the taxable year of that disposition, and specified other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to some payments of principal or interest paid on the notes and to the proceeds of sale of the notes made to U.S. Holders other than some exempt recipients (such as corporations). A 31% backup withholding tax will apply to payments of principal or interest paid on the notes if the U.S. Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    In general, a Non-U.S. Holder will not be subject to information reporting or backup withholding with respect to payments that we make to the holder, provided that we do not have actual knowledge that the holder is a United States person and the holder was provided the information described above under "--United States Federal Withholding Tax."

    In addition, a Non-U.S. Holder will not be subject to information reporting or backup withholding with respect to the proceeds of the sale of notes within the United States or conducted through specified United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that the holder is a United States person, as defined under the Code, or the holder otherwise establishes an exemption.

    United States Treasury regulations were recently issued that generally modify the information reporting and backup withholding rules applicable to specified payments made after December 31, 2000. In general, the new United States Treasury regulations would not significantly alter the present rules discussed above, except in some special situations.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

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                         BOOK-ENTRY; DELIVERY AND FORM

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

    The exchange notes will initially be issued in the form of one global certificate. The global exchange note will be deposited on the date of consummation of the exchange offer with or on behalf of The Depository Trust Company ("DTC") and registered in the name of DTC or its participants.

    The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system of DTC and are subject to change by DTC from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

    DTC has advised us that it is:

    - a limited purpose trust company organized under the laws of the State of New York;

    - a "banking organization" within the meaning of the New York Banking Law;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

    - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

    DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and specified other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

    So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

    - will not be entitled to have notes represented by the global note registered in their names;

    - will not receive or be entitled to receive physical delivery of certificated notes; and

    - will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

    Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize the participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating

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to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

    Payments with respect to the principal of, any premium, any liquidated damages, and interest on any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee, in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, any premium, any liquidated damages, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    Although DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among its participants, it is under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    If:

    - we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the notice or cessation;

    - we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

    - upon the occurrence of specified other events as provided in the indenture;

then, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes. Upon the issuance of certificated notes, the trustee is required to register certificated notes in the name of that person or persons, or their nominee, and cause the certified notes to be delivered to those persons.

    Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities.

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We have agreed that, for a period of 90 days after the expiration date of the exchange offer, subject to limited exceptions, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any of these resales.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices, or at negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any of these resales of exchange notes and any commission or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

    For a period of 90 days after the expiration of the exchange offer, subject to limited exceptions, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests them in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the specified expenses of one counsel for the holders of the exchange notes, other than commissions or concessions of any broker-dealers. We will indemnify the holders of the notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

    Jones, Day, Reavis & Pogue, Atlanta, Georgia will pass upon the validity of the exchange notes for Georgia Gulf.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The financial statements and schedules incorporated by reference into this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Commission's Public Reference Room 1024, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Commission's Web site on the Internet at http://www.sec.gov.

    Statements in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete. If Georgia Gulf filed as an exhibit to any of its public filings with the Commission any contract, agreement or other document referred to in this prospectus, you should read the document itself for a more complete understanding of the document or matter involved.

INCORPORATION OF DOCUMENTS BY REFERENCE

    The Commission allows us to "incorporate by reference" information into this prospectus. This means that we are disclosing information to you by referring you to a document we filed with the Commission. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Georgia Gulf Corporation, 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346, Attention: Investor Relations, telephone: (770) 395-4587.

    This prospectus incorporates by reference the following documents:

    - Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 29, 2000; and

    - Proxy Statement, dated and filed in definitive form on March 30, 2000 with the Commission with respect to the information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

    We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the exchange of the outstanding notes for the exchange notes. This additional information is a part of this prospectus from the date of filing of those documents.

    Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement modified or superseded in this manner will not be deemed, except as modified or superseded, to constitute a part of this prospectus.

    The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Set forth below is a description of the Certificate of Incorporation of Georgia Gulf Corporation (the "Company"), the Bylaws of the Company, and the Delaware General Corporation Law. This description is intended as a summary only and is qualified in its entirety by reference to such Certificate of Incorporation, Bylaws, and the Delaware General Corporation Law.

    Article XIII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transactions from which the director derived any improper personal benefit.

    The Company's Bylaws (Article XIII) provide that the Company will indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the Delaware General Corporation Law provides that a corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect to any claim, issue or matter as to which such person will have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court will deem proper.

    Section 145(g) of the Delaware General Corporation Law provides that a corporation will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

    The Company maintains several directors and officers liability policies which, subject to the terms and exclusions of the policies, cover any claim or claims made during the period the policies are in force, against all persons who were, now are or will be duly elected directors or officers of the Company for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such persons insured while acting in their individual or collective capacities, on any matter, nor excluded by the terms and conditions of the policies, claimed against them solely by reason of their being directors or officers of the Company. The limit of liability under the policies is $60 million per policy year.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.

       EXHIBIT
       NUMBERS                     DESCRIPTION OF EXHIBIT
---------------------              ----------------------
          4.1              --      Indenture, dated as of November 15, 1995, between Georgia
                                   Gulf and LaSalle National Bank, as trustee (including form of notes) (filed September 28, 1995 as Exhibit 4 to Georgia
                                   Gulf's Form S-3 (File No. 33-63051) and incorporated herein by reference).

          4.2              --      Amended and Restated Rights Agreement effective as of August
                                   31, 1990 (filed May 11, 1990 as Exhibit 2 to Georgia Gulf's
                                   Registration Statement on Form 8-A and incorporated herein by reference).

          4.3              --      Indenture, dated as of November 12, 1999, between Georgia
                                   Gulf and SunTrust Bank, Atlanta, as trustee (including form of notes) (filed on November 19, 1999 as Exhibit 4.1 to
                                   Georgia Gulf's Current Report on Form 8-K and incorporated herein by reference).

         *4.4              --      Registration Rights Agreement, dated as of November 12,
                                   1999, between Georgia Gulf, the Subsidiary Guarantors named therein, and Chase Securities Inc.

         *5                --      Form of Opinion of Jones, Day, Reavis & Pogue regarding
                                   validity.

         *8                --      Form of Opinion of Jones, Day, Reavis & Pogue regarding
                                   certain tax matters.

        *12                --      Statement regarding computation of earnings to fixed
                                   charges.

        *23.1              --      Consent of Jones, Day, Reavis & Pogue (included in Exhibit
                                   5).

        *23.2              --      Consent of Arthur Andersen LLP.

       EXHIBIT
       NUMBERS                     DESCRIPTION OF EXHIBIT
---------------------              ----------------------
        *24.1              --      Powers of Attorney for Georgia Gulf Corporation.

        *24.2              --      Powers of Attorney for Georgia Gulf Lake Charles, LLC.

        *24.3              --      Powers of Attorney for Georgia Gulf Chemicals & Vinyls, LLC.

        *24.4              --      Powers of Attorney for North America Plastics, LLC.

        *24.5              --      Powers of Attorney for GG Terminal Management Corporation.

        *24.6              --      Powers of Attorney for Great River Oil & Gas Corporation

        *25                --      Statement of eligibility under the Trust Indenture Act of
                                   1939 on Form T-1.

        *99.1              --      Letter of Transmittal.

        *99.2              --      Notice of Guaranteed Delivery.

------------------------

* filed herewith

    (b) Financial Statements Schedules.

        None.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of the prospectus) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time will be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered in that registration statement, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Georgia Gulf Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of April 2000.

                                                       GEORGIA GULF CORPORATION

                                                       By:             /s/ JOEL I. BEERMAN
                                                            -----------------------------------------
                                                                         Joel I. Beerman
                                                                VICE PRESIDENT AND GENERAL COUNSEL

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for Georgia Gulf Corporation by the following persons in the capacities indicated on the 6th day of April 2000:

                        NAME                                               TITLE
                        ----                                               -----
                          *
     -------------------------------------------       President, Chief Executive Officer and
                 (Edward A. Schmitt)                     Director (Principal Executive Officer)

                          *                            Vice President--Finance, Chief Financial
     -------------------------------------------         Officer and Treasurer (Principal Financial
                (Richard B. Marchese)                    and Accounting Officer)

                          *
     -------------------------------------------       Chairman of the Board and Director
                   (James R. Kuse)

                          *
     -------------------------------------------       Director
                   (John E. Akitt)

                          *
     -------------------------------------------       Director
                   (John D. Bryan)

                          *
     -------------------------------------------       Director
                 (Dennis M. Chorba)

                          *
     -------------------------------------------       Director
                (Patrick J. Fleming)

                          *
     -------------------------------------------       Director
                 Charles T. Harris)

                        NAME                                               TITLE
                        ----                                               -----
                          *
     -------------------------------------------       Director
                  (Jerry R. Satrum)

                          *
     -------------------------------------------       Director
                  (Edward S. Smith)

                /s/ *JOEL I. BEERMAN
     -------------------------------------------       Attorney-in-fact
                  (Joel I. Beerman)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Georgia Gulf Lake Charles, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of April 2000.

                                                       GEORGIA GULF LAKE CHARLES, LLC

                                                       By:             /s/ JOEL I. BEERMAN
                                                            -----------------------------------------
                                                                         Joel I. Beerman
                                                                VICE PRESIDENT AND GENERAL COUNSEL

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for Georgia Gulf Lake Charles, LLC by the following persons in the capacities indicated on the 6th day of April 2000:

                        NAME                                               TITLE
                        ----                                               -----
                          *
     -------------------------------------------       President, Chief Executive Officer and
                 (Edward A. Schmitt)                     Director (Principal Executive Officer)

                          *                            Vice President, Chief Financial Officer and
     -------------------------------------------         Director (Principal Financial and Accounting
                (Richard B. Marchese)                    Officer)

                 /s/ JOEL I. BEERMAN
     -------------------------------------------       Vice President, General Counsel and Director
                  (Joel I. Beerman)

                /s/ *JOEL I. BEERMAN
     -------------------------------------------       Attorney-in-fact
                  (Joel I. Beerman)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Georgia Gulf Chemicals & Vinyls, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of April 2000.

                                                       GEORGIA GULF CHEMICALS & VINYLS, LLC

                                                       By:             /s/ JOEL I. BEERMAN
                                                            -----------------------------------------
                                                                         Joel I. Beerman
                                                                VICE PRESIDENT AND GENERAL COUNSEL

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for Georgia Gulf Chemicals & Vinyls, LLC by the following persons in the capacities indicated on the 6th day of April 2000:

                        NAME                                               TITLE
                        ----                                               -----
                          *
     -------------------------------------------       President, Chief Executive Officer and
                 (Edward A. Schmitt)                     Director (Principal Executive Officer)

                          *                            Vice President, Chief Financial Officer and
     -------------------------------------------         Director (Principal Financial and Accounting
                (Richard B. Marchese)                    Officer)

                 /s/ JOEL I. BEERMAN
     -------------------------------------------       Vice President, General Counsel and Director
                  (Joel I. Beerman)

                /s/ *JOEL I. BEERMAN
     -------------------------------------------       Attorney-in-fact
                  (Joel I. Beerman)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, North America Plastics, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of April 2000.

                                                       NORTH AMERICA PLASTICS, LLC

                                                       By:             /s/ JOEL I. BEERMAN
                                                            -----------------------------------------
                                                                         Joel I. Beerman
                                                                VICE PRESIDENT AND GENERAL COUNSEL

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for North America Plastics, LLC by the following persons in the capacities indicated on the 6th day of April 2000:

                        NAME                                               TITLE
                        ----                                               -----
                          *
     -------------------------------------------       President, Chief Executive Officer and
                 (Edward A. Schmitt)                     Director (Principal Executive Officer)

                          *                            Vice President, Chief Financial Officer and
     -------------------------------------------         Director (Principal Financial and Accounting
                (Richard B. Marchese)                    Officer)

                 /s/ JOEL I. BEERMAN
     -------------------------------------------       Vice President, General Counsel and Director
                  (Joel I. Beerman)

                          *
     -------------------------------------------       Vice President and Director
                   (Mark J. Seal)

                /s/ *JOEL I. BEERMAN
     -------------------------------------------       Attorney-in-fact
                  (Joel I. Beerman)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, GG Terminal Management Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of April 2000.

                                                       GG TERMINAL MANAGEMENT CORPORATION

                                                       By:             /s/ JOEL I. BEERMAN
                                                            -----------------------------------------
                                                                         Joel I. Beerman
                                                                VICE PRESIDENT AND GENERAL COUNSEL

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for GG Terminal Management Corporation by the following persons in the capacities indicated on the 6th day of April 2000:

                        NAME                                               TITLE
                        ----                                               -----
                          *
     -------------------------------------------       President and Director (Principal Executive
                 (Thomas G. Swanson)                     Officer)

                          *
     -------------------------------------------       Vice President, Treasurer and and Director
                (Richard B. Marchese)                    (Principal Financial and Accounting Officer)

                 /s/ JOEL I. BEERMAN
     -------------------------------------------       Vice President, Secretary and Director
                  (Joel I. Beerman)

                          *
     -------------------------------------------       Assistant Secretary and Director
                (Robert E. Harrison)

                /s/ *JOEL I. BEERMAN
     -------------------------------------------       Attorney-in-fact
                  (Joel I. Beerman)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Great River Oil & Gas Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of April 2000.

                                                       GREAT RIVER OIL & GAS CORPORATION

                                                       By:             /s/ JOEL I. BEERMAN
                                                            -----------------------------------------
                                                                         Joel I. Beerman
                                                                VICE PRESIDENT AND GENERAL COUNSEL

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for Great River Oil & Gas Corporation by the following persons in the capacities indicated on the 6th day of April 2000:

                        NAME                                               TITLE
                        ----                                               -----
                          *
     -------------------------------------------       President, Chief Executive Officer and
                 (Edward A. Schmitt)                     Director (Principal Executive Officer)

                          *
     -------------------------------------------       Vice President, Treasurer and Director
                (Richard B. Marchese)                    (Principal Financial and Accounting Officer)

                 /s/ JOEL I. BEERMAN
     -------------------------------------------       Vice President, General Counsel and Director
                  (Joel I. Beerman)

                /s/ *JOEL I. BEERMAN
     -------------------------------------------       Attorney-in-fact
                  (Joel I. Beerman)

                                    EXHIBITS

       EXHIBIT
       NUMBER                     DESCRIPTION OF EXHIBITS
---------------------             -----------------------
         *4.4           --        Registration Rights Agreement, dated as of November 12,
                                  1999, between Georgia Gulf, the Subsidiary Guarantors named therein, and Chase Securities Inc.

         *5             --        Form of Opinion of Jones, Day, Reavis & Pogue regarding
                                  validity.

         *8             --        Form of Opinion of Jones, Day, Reavis & Pogue regarding
                                  certain tax matters.

        *12             --        Statement regarding computation of earnings to fixed
                                  charges.

        *23.1           --        Consent of Jones, Day, Reavis & Pogue (included in Exhibit
                                  5).

        *23.2           --        Consent of Arthur Andersen LLP.

        *24.1           --        Powers of Attorney for Georgia Gulf Corporation.

        *24.2           --        Powers of Attorney for Georgia Gulf Lake Charles, LLC.

        *24.3           --        Powers of Attorney for Georgia Gulf Chemicals & Vinyls, LLC.

        *24.4           --        Powers of Attorney for North America Plastics, LLC.

        *24.5           --        Powers of Attorney for GG Terminal Management Corporation.

        *24.6           --        Powers of Attorney for Great River Oil & Gas Corporation

        *25             --        Statement of eligibility under the Trust Indenture Act of
                                  1939 on Form T-1.

        *99.1           --        Letter of Transmittal.

        *99.2           --        Notice of Guaranteed Delivery.

------------------------

* filed herewith